Exhibit 10.17

LEASE AGREEMENT

THIS LEASE AGREEMENT (this "Lease") is made and entered into as of the 12th day of February, 2007, by and between Lessor and Lessee, as defined below. Lessor hereby agrees to lease to Lessee and Lessee hereby agrees to lease from Lessor, the Premises, as defined below, pursuant to all of the terms and conditions set forth below:

ARTICLE 1 - DEFINED TERMS, GENERAL CONDITIONS AND PREMISES

Section 1.1          Defined Terms and Covenants. The terms listed below ("Defined Terms") shall have the following meanings throughout this Lease, and the covenants described in this Section 1.1 shall have the same effect as the terms and conditions of the Lease:

(a)	Lessor:	The Plaza CP LLC
a California limited liability company

(b)	Lessee:	iDCentrix
a Delaware limited liability company

(c)

Premises:                The designated space specifically referred to as Suite 4240, crosshatched on Exhibit "B" attached hereto and located in the building commonly known as 2101 Rosecrans Avenue (the "Building"), on the property in El Segundo, California, more particularly described in Exhibit "A-1" which is also attached hereto (the "Property").

(d)	Deemed Rentable Area of the Premises:	1,376 square feet.
Deemed Usable Area of the Premises:	1,119 square feet.

(e)

Term and Option To Extend:              The Lease term shall be two (2) years following the Commencement Date (the “Term”). Notwithstanding the previous sentence, the Term will always terminate on the last day of the twenty-fourth (24th) full calendar month following the Commencement Date. Lessee shall have one (1) option to extend the Term for two (2) years, pursuant to Rider No. One attached hereto.

(f)

Commencement Date:          March 1, 2007 (however, Lessee shall have early access to the Premises, at no charge, immediately following execution of the Lease by both Lessor and Lessee, subject to Lessee complying with all terms, conditions, covenants, rules and regulations of the Lease [other than payment of Rent] as of the date Lessee first occupies the Premises, including, but not limited to, the Article 14 insurance requirements and the Sections 14.1 and 35.15(c) indemnity protections).

(g)	Base Rental:	Lessee shall pay Base Rental as follows:

From March 1, 2007 to February 29, 2008:	$3,715.20 per month; and
From March 1, 2008 to February 28, 2009:	$3,826.66 per month.

Subject to Articles 3 and 4.

(h)	Deposit:	$3,826.66. Subject to Article 5.

(i)	Use:	General office. Subject to Article 6.

(j)	Parking Privileges: Lessee is authorized to take up to a maximum of five (5) parking permits. Lessee must take a minimum of two (2) parking permits. Subject to Article 32.

(k)	Current Monthly Parking Permit Charges: Reserved Permits at $105.00 / Non-Reserved Permits at $65.00. Subject to Exhibit "E".

(i)

Normal Hours: Monday through Friday, from 7:30 a.m. to 6:30 p.m., Saturday, from 9:00 a.m. to 1:00 p.m., excepting state and/or federal holidays. Lessee shall have access to the Premises twenty-four (24) hours, seven (7) days a week. Subject to Exhibit “C”.

(m)	Lessee Improvements:	Lessee shall take the Premises "As-Is."

(n)

Broker:           Lessor and Lessee each hereby represent and warrant to the other that it has not engaged or dealt with any real estate brokers, salesperson, finders or other persons entitled to any compensation relating to this Lease.

(o)	Notices: All notices, requests, consents, approvals, payments in connection with this Lease, or communications that either party desires or is required or permitted to give or make to the other

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party under this Lease, shall only be deemed to have been given, made and delivered, when (a) made or given in writing and personally served; or (b) deposited in the United States mail, certified or registered mail, return receipt requested, postage prepaid to the respective addresses of Lessee or Lessor as set forth below; or (c) delivered by overnight delivery Federal Express/Airborne/United Parcel Service/DHL Worldwide Express/California Overnight with charges prepaid, notice to be effective on delivery if confirmed by the delivery service. Lessor or Lessee may from time to time designate other addresses for notice purposes by written notice to the other in accordance herewith.

Lessee's Address for Notices Before Occupancy:	Francine Dubois
2511 Apple Avenue
Torrance, California 90501

Lessee's Address for Notices After Occupancy:	iDCentrix
2101 Rosecrans Avenue, Suite 4240
El Segundo, California 90245

Lessee's Address for Billing Purposes:	iDCentrix
2101 Rosecrans Avenue, Suite 4240
El Segundo, California 90245

Lessor's Address for Notices:	The Plaza CP LLC
2041 Rosecrans Avenue, Suite 200
El Segundo, California 90245
Attention: Richard C. Lundquist

Copy to:	The Plaza CP LLC
2041 Rosecrans Avenue, Suite 200
El Segundo, CA 90245
Attention: Leonard E. Blakesley, Jr.

Lessor's Address For Payment of Rent:

First class mail:	The Plaza CP LLC
P.O. Box 80009
City of Industry, CA 91716-8009

Overnight delivery:	The Plaza CP LLC
Attention: Lockbox #80009
19935 E. Walnut Drive
North Walnut, CA 91795

Section 1.2	General Conditions.

(a)        Unless this Lease provides for a contrary standard, whenever in this Lease the consent or approval of the Lessor or Lessee is required, such consent or approval shall not be unreasonably withheld or delayed (except, however, with respect to any Lessor consent, for matters which could possibly have an adverse effect on the Building's plumbing, heating, mechanical, life safety, ventilation, air conditioning or electrical systems, which could affect the structural integrity of the Building, or which could affect the exterior appearance of the Building, Lessor may withhold such consent or approval in its sole discretion but shall act in good faith); and

(b)        Unless a contrary standard or right is set forth in this Lease, whenever the Lessor or Lessee is granted a right to take action, exercise discretion, or make an allocation, judgment or other determination, Lessor or Lessee shall act reasonably and in good faith and take no action which might result in the frustration of the reasonable expectations of a sophisticated tenant and a sophisticated landlord concerning the benefits to be enjoyed under this Lease.

Section 1.3	Lease of Premises. Lessor leases to Lessee, and Lessee leases from Lessor, the Premises.

ARTICLE 2 - TERM

Section 2.1          Effective Date. This Lease will become effective (the "Effective Date") when signed by Lessor and Lessor's lender on the Property has approved the Lease (if lender's prior approval is required). All of the terms, conditions, covenants, rules and regulations of the Lease (other than the payment of Rent) shall apply as of the Effective Date.

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Section 2.2          Commencement Date. The Term of this Lease and the Rent shall commence on the earliest of (a) the date that is shown in Section 1.1(f) of this Lease Agreement, or (b) the date that Lessee occupies the Premises (the "Commencement Date"). In the event the Commencement Date should occur on a date other than that indicated in Section 1.1(f), then Lessor shall send Lessee notice of the occurrence of the Commencement Date in the form of the attached Exhibit "F," which notice Lessee shall acknowledge by executing a copy of the notice and returning it to Lessor. If Lessee fails to sign and return the notice to Lessor within ten (10) days of receipt of the notice from Lessor, the notice as sent by Lessor shall be deemed to have correctly set forth the Commencement Date. Failure of Lessor to send such notice shall have no effect on the Commencement Date.

Section 2.3          Delay in Delivery of Premises. If Lessor is unable to deliver possession of the Premises to Lessee on or before the Commencement Date, Lessor shall not be subject to any liability for its failure to do so. This failure shall not affect the validity of this Lease or the obligations of Lessee under it, but the Lease Term shall commence on the date on which Lessor delivers possession of the Premises to Lessee. The Lease Expiration Date shall be extended for a like period plus any additional period required to make the Lease Expiration Date the last day of the calendar month. Lessor shall use its commercially reasonable efforts to enforce its rights to possession of the Premises against any holdover tenant. If Lessor is unable to deliver possession of the Premises to Lessee by the sixtieth (60th) day following the Commencement Date (the "Outside Date"), then either party shall have the right to terminate this Lease by providing the other party with written notice thereof within five (5) business days following said Outside Date.

ARTICLE 3 - RENT

Section 3.1          Payment of Base Rental. Lessee shall pay the Base Rental, in advance, without prior notice, demand or billing statement, on or before the first day of each calendar month during the entire Term. Concurrently with Lessee's execution of this Lease and the submission thereof for Lessor's execution, Lessee shall pay to Lessor the Base Rental payable hereunder for one full calendar month of the Term as set forth in Section 1.1(g). On the Commencement Date, Lessee shall pay to Lessor the prorated Base Rental attributable to the month in which the Commencement Date occurs if the Commencement Date occurs on a date other than the first day of a calendar month.

Section 3.2            Governmental Assessments. In addition to the Base Rental, Lessee shall pay, prior to delinquency, all personal property taxes, charges, rates, duties and license fees (“Assessments”) assessed against or levied upon Lessee's occupancy of the Premises, or upon any Lessee Improvements, trade fixtures, furnishings, equipment or other personal property contained in the Premises (collectively, "Personal Property"). Lessee shall cause such assessments upon Personal Property to be billed separately from the property of Lessor. Lessee hereby agrees to indemnify, defend and hold Lessor harmless from and against the payment of all such assessments.

Section 3.3          Special Charges for Special Services. Lessee agrees to pay to Lessor, within ten (10) days following written demand, all charges, including labor costs, for any services, goods and/or materials, which shall include Lessor's 15% administrative cost surcharge thereon, furnished by Lessor at Lessee's request which are not otherwise required to be furnished by Lessor under this Lease without separate charge or reimbursement.

Section 3.4          Definition of Rent. Any and all payments of Base Rental (including any and all increases thereof) and any and all taxes, fees, charges, costs, expenses, insurance obligations, late charges, interest, and all other payments, disbursements or reimbursements which are attributable to, payable by or the responsibility of Lessee under this Lease (herein collectively referred to as the "Additional Rent"), constitute "rent" within the meaning of California Civil Code Section 1951(a). Base Rental and Additional Rent are herein collectively referred to as "Rent." Any Rent payable to Lessor by Lessee for any fractional month shall be prorated based on a three hundred sixty-five (365) day year. All payments owed by Lessee under this Lease shall be paid to Lessor in lawful money of the United States of America at the Lessor's Address for Payment of Rent set forth in Section 1.1(o) or such other address as Lessor notifies Lessee in writing from time to time. All payments shall be paid without deduction, setoff or counterclaim.

Section 3.5          Late Charge. Lessee acknowledges that the late payment of Rent will cause Lessor to incur damages, including administrative costs, loss of use of the overdue funds and other costs, the exact amount of which would be impractical and extremely difficult to ascertain. Lessor and Lessee agree that if Lessor does not receive a payment of Rent within five (5) days after the date that such payment is due, Lessee shall pay to Lessor a late charge equal to ten percent (10%) of the delinquent amount, as liquidated damages for the damages which Lessor is likely to incur for the thirty (30) day period following the due date of such payment. Further, all portions of Rent not paid within thirty (30) days following its due date and all late charges associated therewith shall bear interest at the Interest Rate (as defined below) beginning on the thirty-first (31st) day following the due date of such Rent and continuing until such Rent, late charges and interest are paid in full. Acceptance of the late charge, and/or interest by Lessor shall not cure or waive Lessee's default, nor prevent Lessor from exercising, before or after such acceptance, any and all of the rights and remedies for a default provided by this Lease or at law or in equity. Payment of the late charge and/or interest is not an alternative means of performance of Lessee's obligation to pay Rent at the times specified in this Lease. Lessee will be liable for the late charge regardless of whether Lessee's failure to pay the Rent when due constitutes a default under this Lease. Lessee shall pay Lessor a fee of $30.00 for each non sufficient funds check that Lessor shall receive from Lessee. The term "Interest Rate" shall mean the maximum interest rate permitted by law.

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Section 3.6          Acceleration of Base Rental Payments. In the event a late charge becomes payable pursuant to Section 3.5 of this Lease for three (3) payments of any one or more elements of Rent within a twelve (12) month period, then all subsequent Rent payments shall immediately and automatically become payable by Lessee quarterly, in advance, by cashier’s check, instead of monthly.

Section 3.7          Disputes as to Payments of Rent. Lessee agrees to pay the Rent required under this Lease within the time limits set forth in this Lease. If Lessee receives from Lessor an invoice or statement, which invoice or statement is sent by Lessor in good faith, and Lessee in good faith disputes whether all or any part of such Rent is due and owing, Lessee shall nevertheless pay to Lessor the amount of the Rent indicated on the invoice or statement until Lessee receives a final judgment from a court of competent jurisdiction (or when arbitration is permitted or required, receives a final award from an arbitrator) relieving or mitigating Lessee's obligation to pay such Rent. In such instance where Lessee disputes its obligations to pay all or part of the Rent indicated on such invoice or statement, Lessee shall, concurrently with the payment of such Rent, provide Lessor with a letter or notice entitled "Payment Under Protest," specifying in detail why Lessee is not required to pay all or part of such Rent. Lessee will be deemed to have waived its right to contest any past payment of Rent unless it has filed a lawsuit against Lessor (or when arbitration is permitted or required, filed for arbitration and has served Lessor with notice of such filing), and has served a summons on Lessor, within one (1) year of such payment. Until an Event of Default by Lessee occurs, Lessor shall continue to provide the services and utilities required by this Lease.

ARTICLE 4 – OPERATING EXPENSE ADJUSTMENTS

Section 4.1          Operating Expense Adjustments. Lessor and Lessee agree that in lieu of calculating the adjustments to Building operating expenses (which are passed through to lessees as additional Rent each year) for each year of the Term, Lessee shall pay to Lessor as additional Rent the sum of five cents ($0.05) per Rentable Square Foot per month beginning on the first (1st) day of the thirteenth (13th) full calendar month following the Commencement Date and increasing by five cents ($0.05) per Rentable Square Foot per month annually thereafter throughout the Term of the Lease, including all extensions thereof. Such amount shall be added to the amount of Base Rental payable hereunder. Lessee's annual operating expense adjustments due hereunder are predetermined and not subject to adjustment.

ARTICLE 5 - SECURITY DEPOSIT

Section 5.1          Security Deposit. Concurrently with Lessee's execution of this Lease and submission thereof for Lessor's execution, Lessee shall pay the Deposit to Lessor, which Deposit shall be held by Lessor as security, for the full and faithful performance of Lessee's covenants and obligations under the Lease. The Deposit is not an advance Base Rental deposit, an advance payment of any other kind, or a measure of Lessor's damages in case of Lessee's default. If Lessee fails to comply with the full and timely performance of any or all of Lessee's covenants and obligations set forth in this Lease, including, but not limited to, the provisions relating to the payment of Rent, the removal of property and the repair of resultant damage, then Lessor may, from time to time, without notice to Lessee and without waiving any other remedy available to Lessor, use the Deposit, or any portion of it, to the extent necessary to cure or remedy such failure or to compensate Lessor for any or all damages sustained by Lessor resulting from Lessee's failure to comply fully and timely with its obligations pursuant to this Lease. Lessee shall immediately pay to Lessor on demand the amount so applied in order to restore the Deposit to its original amount, and Lessee's failure to immediately do so shall constitute a default under this Lease. If Lessee is in compliance with the covenants and obligations set forth in this Lease at the time which is sixty (60) days following the time of both the expiration (or earlier termination) of this Lease and Lessee's vacating of the Premises, Lessor shall return the Deposit to Lessee promptly thereafter. Lessor shall not be required to maintain the Deposit separate and apart from Lessor's general or other funds, and Lessor may commingle the Deposit with any of Lessor's general or other funds. Lessee shall not at any time be entitled to interest on the Deposit. Lessee hereby waives the provisions of Section 1950.7 of the California Civil Code and all other provisions of the law, now or hereafter in effect, which (i) establish the time frame by which a landlord must refund a security deposit under a lease, and/or (ii) provide that a landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a tenant or to clean the premises, it being agreed that Lessor may, in addition, claim those sums specified in this Article 5 above and/or those sums reasonably necessary to compensate Lessor for any loss or damage caused by Lessee’s default of this Lease, including, but not limited to, all damages or rent due upon termination of this Lease pursuant to Section 1951.2 of the California Civil Code.

ARTICLE 6 - USE

Section 6.1          Restriction on Use. Lessee shall not do or permit to be done in or about the Property, nor bring, keep or permit to be brought or kept therein, anything which is prohibited by the attached Exhibits "D" and "E" or by any standard form fire insurance policy or which will in any way increase the existing rate of, or affect, any fire or other insurance upon the Building or its contents, or which will cause a weight load or stress on the floor or any other portion of the Premises in excess of the weight load or stress which the floor or other portion of the Premises is designed to bear. Lessee, at Lessee's sole cost, shall comply with all laws (as defined in Section 20.2) affecting the Premises, and with the requirements of any Board of Fire Underwriters or other similar body now or hereafter instituted, and shall also comply with any order, directive or certificate of occupancy issued pursuant to any Laws, which affect the condition, use or occupancy of the Premises, including, but not limited to, any requirements of structural changes related to or affected

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by Lessee's acts, occupancy or use of the Premises. The judgment of any court of competent jurisdiction or the admission of Lessee in any action against Lessee, whether or not Lessor is a party to such action, shall be conclusive as between Lessor and Lessee in establishing such violation. Lessee shall not conduct retail operations from the Premises or use the Premises for medical or dental offices or for any other office purpose which is different from the office operations permitted by Lessor of its other tenants in the Building.

Section 6.2          Compliance by Other Lessees. Lessor shall not be liable to Lessee for any other occupant's or tenant's failure to conduct itself in accordance with the provisions of this Article 6, and Lessee shall not be released or excused from the performance of any of its obligations under this Lease in the event of any such failure.

ARTICLE 7 - ALTERATIONS AND ADDITIONS

Section 7.1          Additions or Improvements to the Premises. Lessee shall not have the right to make any alterations, additions or improvements (“Alterations”) to the Premises without the Lessor's express prior written consent. In the event Lessee requests Lessor's consent to make Alterations, such consent shall be, without exception, and at a minimum conditioned on Lessor's standard rules and regulations regarding Alterations.

Section 7.2          Alterations and Improvements - Treatment at End of Lease. All Alterations and Lessee Improvements made by or for Lessee, whether temporary or permanent in character, made either by Lessor or Lessee, including, but not limited to, all air-conditioning or heating systems, paneling, decorations, cabling, partitions and railings (except furniture or movable trade fixtures installed at the expense of Lessee) shall become the property of the Lessor and shall remain upon, and be surrendered with, the Premises as a part thereof at the termination of this Lease, without compensation to Lessee; provided, however, that at the election of Lessor, exercisable by notice to Lessee, Lessee shall, at Lessee's sole expense, prior to the expiration of the Term (or within ten (10) days following the earlier termination of this Lease), remove from the Premises the Alterations and/or Lessee Improvements (or that portion of the Alterations and/or Lessee Improvements) required by Lessor to be removed, and repair all damage to the Premises caused by such removal. Lessor shall have the right, upon reasonable notice to Lessee, to enter and fully inspect the entire Premises just prior to the expiration of the Term or earlier termination of this Lease to determine the condition of the Premises, and to ascertain what removals, if any, Lessor shall require of Lessee pursuant to the terms hereof.

All of Lessee's Personal Property, including, but not limited to, moveable furniture, trade fixtures and equipment, not attached to the Building or the Premises, shall be completely removed by Lessee prior to the expiration of the Term (or within ten (10) days following the earlier termination of this Lease), provided, however, that Lessee shall repair all damage caused by such removal prior to the expiration of the Term (or within ten (10) days following the earlier termination of this Lease), and provided further, that any of Lessee's Personal Property not so removed shall, at the option of Lessor, be deemed abandoned by Lessee and shall automatically become the property of Lessor (whereupon Lessor shall then be permitted to retain and/or dispose the same, or any part thereof, in any manner whatsoever, without liability to Lessee).

ARTICLE 8 - LESSEE'S REPAIRS AND CLEANING OBLIGATIONS

Section 8.1          Lessee's Repairs and Cleaning Obligations. Lessee shall, at Lessee's sole cost and expense, keep the Premises in good, clean and sanitary condition and repair at all times during the Term. Lessee's promise to keep the Premises in good, clean and sanitary condition and repair shall survive the expiration or earlier termination of this Lease. All damage or breakage to any part or portion of the Premises, and all damage or breakage to any portion of the Property caused by the willful or negligent act or omission of Lessee or Lessee's agents, employees, contractors, licensees, directors, officers, partners, trustees, visitors or invitees (collectively, "Lessee's Employees"), shall be promptly repaired or replaced by Lessee, at Lessee's sole cost and expense, to the satisfaction of Lessor. Lessor may make any repairs or replacements which are not made by Lessee within a reasonable amount of time (except in the case of emergency when such repairs or replacements can be made immediately), and charge Lessee for the cost of such repairs and replacements. Lessee shall be solely responsible for the design and function of all of Lessee Improvements whether or not installed by Lessor at Lessee's request. Lessee waives all rights to make repairs or replacements to the Premises or to the Property at the expense of Lessor, or to deduct the cost of such repairs or replacements from any payment owed to Lessor under this Lease. If upon expiration or earlier termination of this Lease Lessee shall have failed to leave the Premises in good, clean and sanitary condition and repair, reasonable wear and tear excepted, then Lessor may use any portion of the Deposit necessary to compensate Lessor for costs, charges and expenses incurred by Lessor for Lessee's failure to comply with its obligations stated herein. Should Lessee occupy the Premises for less than twelve (12) months, then to reimburse Lessor for the costs and expenses that Lessor will reasonably incur to steam-clean/shampoo or repair the carpet and touch-up paint the walls (as needed) in the Premises, to enable Lessor to re-let the Premises to a replacement tenant due to Lessee's premature vacancy, then Lessee shall pay Lessor all costs and expenses related thereto, and Lessor shall be permitted to use, but shall not be required to use, any portion or all of the Deposit for the same.

ARTICLE 9 - NO LIENS BY LESSEE

Section 9.1          Liens. Lessee shall at all times keep the Premises, the Building and the Property free from any liens arising out of any work performed or allegedly performed, materials, furnished or allegedly furnished or

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obligations incurred by or for Lessee. At any time Lessee either desires or is required to make any Alterations, Lessor may require Lessee, at Lessee's sole cost and expense, to obtain and provide to Lessor performance and payment bonds in a form and by a surety acceptable to Lessor and in an amount not less than one and one-half (1-1/2) times the estimated cost of such Alterations to insure Lessor against liability from mechanics' and materialmen's liens and to insure completion of the work and may also require such additional items or assurances as Lessor in its sole discretion may deem reasonable or desirable. Lessee agrees to indemnify, defend, protect, and hold Lessor harmless from and against any and all claims for mechanics', materialmen's or other liens in connection with any Alterations, repairs, or any work performed, materials furnished or obligations incurred by or for Lessee. These indemnities shall survive the expiration or earlier termination of this Lease. Lessor reserves the right to enter the Premises for the purpose of posting such notices of non-responsibility as may be permitted by law, or desired by Lessor.

ARTICLE 10 - LESSOR'S MAINTENANCE AND REPAIR OBLIGATIONS

Section 10.1        Scope of Lessor's Repairs. So long as no Event of Default (as defined in Article 17) has occurred, which remains uncured, Lessor shall maintain and repair the structural elements and the public and common areas of the Building as the same may exist from time to time, except for non-insured damage or wear and tear which is the result of a negligent or willful act or omission of Lessee or Lessee's Employees. Lessor shall have no obligation to make repairs under this Article 10 until a reasonable time after receipt of written notice of the need for such repairs. In no event shall any payments owed by Lessee under this Lease be abated on account of Lessor's failure to make repairs under this Article 10.

ARTICLE 11 - BUILDING SERVICES

Section 11.1        Standard Building Services. Subject to the full performance by Lessee of all of Lessee's obligations under this Lease, Lessor shall furnish the Premises with the standard building services and utilities as set forth in the attached Exhibit "C."

Section 11.2        Additional Services. Lessee agrees to pay immediately on demand all reasonable charges imposed by the Lessor from time to time for all building services and utilities supplied to or used by Lessee in excess of or in addition to those standard building services and utilities which Lessor agrees to provide to Lessee in accordance with Exhibit "C" (said excess and additional building services and utilities are referred to as "Additional Services"). If Lessee is a habitual user of such Additional Services, Lessor may at any time cause a switch and/or metering system to be installed at Lessee's expense (which expense Lessee shall pay within ten (10) business days of receipt of an invoice from Lessor covering the cost of such switch or metering system and the installation thereof) to measure the amount of building services, utilities and/or Additional Services consumed by Lessee or used in the Premises. Lessee agrees to pay Lessor, within five (5) business days, for all such Additional Services consumed as shown by said meters, at the rates charged for such services by the local public or private utility furnishing the same, if applicable, plus any additional expense incurred by Lessor in keeping records or accounts of the Additional Services so consumed.

Section 11.3        Lessor's Right to Cease Providing Services. Lessor reserves the right in its sole and absolute discretion with respect to item (a) below, and in its reasonable discretion with respect to item (b) below, to reduce, interrupt or cease service of the heating, air conditioning, ventilation, elevator, plumbing, electrical systems, telephone systems and/or utilities services of the Premises, the Building or the Property, for any or all of the following reasons or causes:

(a)        any accident, emergency, governmental regulation, or Act of God, including, but not limited to, any cause set forth in Article 28, or

(b)        the making of any repairs, replacements, additions, alterations or improvements to the Premises or the Property until said repairs, additions, alterations or improvements shall have been completed.

No such interruption, reduction or cessation of any such building services or utilities shall constitute an eviction or disturbance of Lessee's use or possession of the Premises or Property, or an ejection or eviction of Lessee from the Premises, or a breach by Lessor of any of its obligations, or entitle Lessee to be relieved from any of its obligations under this Lease, or result in any abatement of Rent. In the event of any such interruption, reduction, or cessation, Lessor shall use reasonable diligence to restore such service where it is within Lessor's reasonable control to do so.

ARTICLE 12 - ASSIGNMENT AND SUBLETTING

Section 12.1        Right to Assign and Sublease. Lessor and Lessee recognize and specifically agree that this Article 12 is an economic provision, like Rent, and that the Lessor's right to recapture, and to share in profits, is granted by Lessee to Lessor in consideration of certain other economic concessions granted by Lessor to Lessee. Lessee may voluntarily assign its interest in this Lease or in the Premises, or sublease all or any part of the Premises, or allow any other person or entity to occupy or use all or any part of the Premises, upon first obtaining Lessor's prior written consent, but only if (i) Lessee is not then in default of this Lease, (ii) such assignment or sublease does not conflict with or result in a breach of the permitted Use of the Premises, and (iii) such proposed assignee or sublessee of Lessee's proposed assignment or sublease is not:

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(a)	a governmental entity or an educational institution;

(b)        a person with whom Lessor has negotiated for space in the Building or in Lessor's other buildings in Continental Park (depicted on Exhibit “A-2” attached hereto) during the twelve (12) month period ending with the date Lessor receives notice of such assignment, encumbrance or subletting;

(c)	a present tenant in the Building or other space or building in Continental Park;

(d)        a person whose tenancy in the Building or other space or building in Continental Park would violate any exclusivity arrangement which Lessor has with any other space or building in Continental Park;

(e)        a person whose tenancy results in more people working at, or visiting, the Premises, than the number of people who worked at, or visited, the Premises at the time when Lessee was the sole occupant of the Premises; or

(f)        a person who is not comparable in quality, financial standing and business reputation to Lessee or whose business operations are not comparable to the business operations of the then tenants in the Building leasing space similar to the Premises.

Any assignment, encumbrance or sublease without Lessor's prior written consent shall be voidable, at Lessor's election, and shall constitute a default by Lessee. No consent to an assignment, encumbrance or sublease shall constitute a further waiver of the provisions of this Article 12.

Section 12.2        Procedure for Assignment and Sublease/Lessor's Recapture Rights. Lessee shall advise Lessor by notice of (a) Lessee's intent to assign, encumber or sublease this Lease, (b) the name of the proposed assignee or sublessee, and evidence reasonably satisfactory to Lessor that such proposed assignee or sublessee is comparable in reputation, stature and financial condition to the other tenants then leasing comparable space in the Building, and (c) the terms of the proposed assignment or subletting. Lessor shall, within thirty (30) days of receipt of such notice, and any additional information requested by Lessor concerning the proposed assignee's or sublessee's financial responsibility, elect one of the following:

(i)	Consent to such proposed assignment, encumbrance or sublease;

(ii)	Refuse such consent, which refusal shall be on reasonable grounds; or

(iii)       Elect to terminate this Lease in the event of an assignment, or in the case of a sublease, terminate this Lease as to the portion of the Premises proposed to be sublet for the proposed term of the sublease. In the event that Lessor elects, pursuant to this subsection (iii), to terminate this Lease with respect to all or any portion of the Premises, Lessee shall have the right, during the ten (10) day period following Lessor's election, to rescind its notice of intent to assign, encumber or sublease, in which case, termination of this Lease as a result thereof shall be of no effect.

Section 12.3        Conditions Regarding Consent to Sublease and Assignment. As a condition for obtaining Lessor's consent to any assignment, encumbrance or sublease, Lessee must require that the rent payable by such assignee or sublessee is at least at the then current rental rates for the Premises or comparable premises in the Building, and, if Lessor so requests, shall require that the assignee or sublessee remit directly to Lessor on a monthly basis, all rent due to Lessee by said assignee or sublessee. Lessee shall pay upon demand Lessor's processing costs and attorneys' fees incurred in determining whether to give such consent. Notwithstanding any permitted assignment or subletting, Lessee shall at all times remain directly, primarily and fully responsible and liable for all payments owed by Lessee under this Lease and for compliance with all obligations under the terms, provisions and covenants of this Lease. If for any proposed assignment or sublease, Lessee receives rent or other consideration (including, but not limited to, sums paid for the sale or rental of Lessee's personal property or sums paid in connection with the supply of electricity or HVAC), either initially or over the term of the assignment or sublease, in excess of the rent required by this Lease, or, in the case of the sublease of a portion of the Premises, in excess of such rent fairly allocable to such portion, after adjustments for payments to brokers and all other related costs for the sublease, Lessee shall pay to Lessor as additional rent fifty percent (50%) of the excess of each such payment of rent or other consideration received by Lessee within five (5) days of its receipt. Furthermore, for any proposed sublease, the sublease agreement (a) shall require Lessee and Sublessee to send Lessor copies of any and all notices concerning the Premises that either party shall send to one another, and (b) shall require Sublessee to obtain a waiver of subrogation against Lessor from Sublessee's insurers. Lessor's consent, if granted, to any assignment or sublease shall be deemed limited solely to said original assignment or sublease, and Lessor reserves the right to consent or to withhold consent with respect to any further or additional assignments, sublets or other transfers of the Lease.

Section 12.4        Termination of Sublease upon Lease Termination. If at any time prior to the expiration or termination of an approved Sublease the Lease shall expire or terminate for any reason whatsoever (or Lessee's right to possession shall terminate without termination of the Lease), then the Sublease shall simultaneously

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expire and terminate. However, Sublessee agrees, at the election and upon the written demand of Lessor, and not otherwise, to attorn to Lessor for the remainder of the term of the Sublease, such attornment to be upon all of the terms and conditions of the Lease, with such reasonable modifications as Lessor may require (and if the Base Rental set forth in the Sublease is greater than the Base Rental set forth in the Lease then Sublessee agrees that the Base Rental set forth in the Sublease shall be substituted as the Base Rental to be paid to Lessor). The foregoing provisions of this Section 12.4 shall apply notwithstanding that, as a matter of law, the Sublease may otherwise terminate upon the termination of the Lease, and shall be self-operative upon such written demand of the Lessor, and no further instrument shall be required to give effect to said provisions; provided, however, Sublessee agrees to execute an attornment agreement, in the form and substance acceptable to Lessor, pursuant to which Sublessee confirms that the obligations owed to Lessee under the Sublease shall become obligations to Lessor for the balance of the term of the Sublease.

Section 12.5        Affiliated Companies/Restructuring of Business Organization. Occupancy of all or part of the Premises by a parent or wholly-owned subsidiary company of Lessee or by a wholly-owned subsidiary company of Lessee's parent company (collectively, "affiliated companies") shall not be deemed an assignment or subletting provided that any such affiliated companies were not formed as a subterfuge to avoid the obligations of this Article 12. If Lessee is a corporation, unincorporated association, trust or general or limited partnership, then the sale, assignment, transfer or hypothecation of any shares, partnership interest or other ownership interest of such entity which from time to time in the aggregate exceeds twenty-five percent (25%) of the total outstanding shares, partnership interests or ownership interests of such entity or which effects a change in the management or control of Lessee, or the dissolution, merger, consolidation or other reorganization of such entity, or the sale, assignment, transfer or hypothecation of more than forty percent (40%) of the value of the assets of such entity, shall be deemed an assignment subject to the provisions of this Article 12.

ARTICLE 13 - SUBSTITUTED PREMISES

Section 13.1        Substituted Premises. Lessor shall have the right to relocate the Premises to be occupied by Lessee to another part of the Building or other comparable space within Continental Park on the following terms and conditions:

(a)        The new premises shall be substantially the same in size, dimensions, configuration, decor and quality as the Premises described in this Lease, and shall be placed in that condition by Lessor at its cost;

(b)        The physical relocation of the Premises, including the relocation of phone and data lines, furniture and equipment, shall be accomplished by Lessor at its cost;

(c)        Lessor shall give Lessee at least sixty (60) days notice of Lessor's intention to relocate the Premises;

(d)        The physical relocation of the Premises shall take place on a weekend, if practicable, and shall be accomplished as quickly as reasonably practicable;

(e)        All reasonable actual out-of-pocket costs incurred by Lessee related to stationery as a result of the relocation, including, without limitation, costs incurred in changing addresses on stationery, business cards, directories, advertising and other such related items shall be paid for by Lessor, but such costs shall not exceed One Thousand ($1,000.00). Lessor shall not be liable for any lost revenues, profits, consequential damages or any other intangible costs arising from or related to such relocation.

(f)        If the relocated premises are smaller than the Premises as it existed before the relocation, Base Rental shall be reduced to a sum computed by multiplying the Base Rental specified in Article 3 by a fraction, the numerator of which shall be the total number of square feet in the relocated premises, and the denominator of which shall be the total number of square feet in the Premises before relocation; and

(g)        The parties shall immediately execute an amendment to this Lease stating the relocation of the Premises and the reduction of Base Rental, if any.

ARTICLE 14 - INDEMNIFICATION; INSURANCE

Section 14.1        Indemnification. Effective as of the Effective Date, Lessee shall, at its expense, protect, defend, indemnify and hold Lessor and Lessor's agents, contractors, licensees, employees, directors, officers, partners, trustees, invitees, affiliates, subsidiaries, successors, assigns, heirs, shareholders and members (collectively, "Lessor's Employees") and any and all of Lessor's lessors and mortgagees (whose names shall have been furnished to Lessee) harmless from and against any and all claims, arising out of or in connection with Lessee's use of the Premises, the Building or the Property, the conduct of Lessee's business, any activity, work or things done, permitted or allowed by Lessee in or about the Premises or the Property, Lessee's or Lessee's Employees' nonobservance or nonperformance of any statute, ordinance, rule, regulation or other Law, or any negligence or willful act or failure to act of Lessee or Lessee's Employees. Lessor shall, at its expense, protect, defend, indemnify and hold Lessee and Lessee's agents, contractors, licensees, employees, directors, officers, partners, trustees, invitees, affiliates,

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subsidiaries, successors, assigns, heirs, shareholders and members (collectively, "Lessee's Employees") harmless from and against any and all claims, arising out of or in connection with Lessor's use of the Building or the Property, the conduct of Lessor's business, any activity, work or things done, permitted or allowed by Lessor in or about the Property, Lessor's or Lessor's Employees' nonobservance or nonperformance of any statute, ordinance, rule, regulation or other Law, or any negligence or willful act or failure to act of Lessor or Lessor's Employees. These indemnities shall survive the expiration or earlier termination of this Lease.

Section 14.2        Insurance. Effective as of the Effective Date, Lessee shall have the following insurance obligations:

(a)         Liability Insurance. Lessee shall obtain and keep in full force a policy of commercial general liability and property damage insurance (including automobile, personal injury, broad form contractual liability and broad form property damage) under which Lessee is named as the insured and Lessor, Lessor's Employees and all of Lessor's lessors and mortgagees (whose names from time to time shall have been furnished to Lessee) are named as additional insureds under which the insurer agrees to indemnify, protect, defend, and hold Lessor, its managing agent and all such lessors and mortgagees harmless from and against any and all costs, expenses and liabilities arising out of or based upon the indemnification obligations of this Lease. The minimum limits of liability shall be a combined single limit with respect to each occurrence of not less than One Million Dollars ($1,000,000.00). The Lessee's policy shall contain a separation of insureds clause identical in form and substance to the Separation of Insureds clause contained in the standard ISO form #CGOO 01 (11-88) and shall not otherwise eliminate cross-liability. The policy also shall be primary coverage for Lessee, Lessor and Lessor's Employees for any liability arising out of Lessee's and Lessee's Employees' use, occupancy, maintenance, repair and replacement of the Premises and all areas appurtenant thereto. Such insurance shall provide that it is primary insurance and not "excess over" or contributory with any other valid, existing and applicable insurance in force for or on behalf of Lessor. Not more frequently than once each year, if, in the opinion of Lessor's lender or of the insurance consultant retained by Lessor, the amount of public liability and property damage insurance coverage at that time is not adequate, Lessee shall increase the insurance coverage as required by either Lessor's lender or Lessor's insurance consultant.

(b)         Lessee's Property Insurance. Lessee, at its cost, shall maintain on all of its Personal Property, Lessee Improvements and Alterations, in, on or about the Premises, a policy of standard fire and extended coverage insurance, with theft, negligence, water damage, fire damage, vandalism and malicious mischief endorsements, to the extent of at least full replacement value or replacement cost without any deduction for depreciation. The proceeds from any such policy shall be paid by means of a joint check with the Lessee and Lessor as co-payees. Such proceeds shall be used by Lessee exclusively for the repair, replacement and restoration of such Personal Property, Lessee Improvements and Alterations. The "full replacement value" of the improvements to be insured under this Article 14 shall be determined by the company issuing the insurance policy at the time the policy is initially obtained. Not less frequently than once every three (3) years, Lessor shall have the right to notify Lessee that it elects to have the replacement value redetermined by an insurance company or insurance consultant. The redetermination shall be made promptly and in accordance with the rules and practices of the Board of Fire Underwriters, or a like board recognized and generally accepted by the insurance company, and each party shall be promptly notified of the results by the company. The insurance policy shall be adjusted according to the redetermination.

(c)         Worker's Compensation. Lessee shall maintain Worker's Compensation and Employer's Liability insurance as required by law with Employer's Liability limits as required by applicable law.

(d)         Business Income. Lessee shall maintain loss of income and business interruption insurance in such amounts as will reimburse Lessee for direct or indirect loss of earnings, attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises or to the Building as a result of such perils, but in no event in an amount less than the Rent and all additional rent payable hereunder for twelve (12) months.

(e)         Other Coverage. Lessee, at its cost, shall maintain such other insurance as Lessor may reasonably require from time to time.

(f)	Insurance Criteria. All the insurance required under this Lease shall:

(i)         Be issued by insurance companies admitted in the State of California, with a financial rating of at least an A:XIII status as rated in the most recent edition of Best's Insurance Reports;

(ii)        Be issued as a primary policy as respects any insurance maintained by the Lessor, and that any such insurance maintained by the Lessor is excess and noncontributory with this policy, provided the loss is caused by the negligence of the named insured.

(iii)       Contain an endorsement requiring thirty (30) days' written notice from the insurance company to both parties and to Lessor's lender before cancellation or change in the coverage, scope, or amount of any policy; and

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(iv)       With respect to property loss or damage by fire or other casualty, a waiver of subrogation must be obtained, as required by Section 14.4.

(g)         Evidence of Coverage. As evidence of the insurance coverage required herein, except worker's compensation, Lessee shall provide Lessor with endorsements from the insurance policies naming Lessor and Lessor's affiliates, subsidiaries, successors, assigns, directors, officers, shareholders, partners, members, employees and lenders ("Lessor's Parties") as additional insured parties with respect to the coverage required. Said endorsements, together with evidence of payment of premiums, shall be deposited with Lessor prior to Lessor providing Lessee access to the Premises, and on renewal of the policy not less than thirty (30) days before expiration of the term of the policy. Lessor shall have the right to require Lessee to provide a certified copy of the actual insurance policy.

(h)         No Limitation of Liability. The insurance obligations of Lessee hereunder, and/or the limits on such insurance as described herein shall in no event waive, release or discharge Lessee of any or all other obligations and liabilities of Lessee contained in this Lease or otherwise.

Section 14.3        Assumption of Risk. Lessee, as a material part of the consideration to Lessor, hereby assumes all risk of damage to Lessee's Personal Property, Lessee Improvements and Alterations or injury to persons, in, upon or about the Premises and/or the Property from any cause (except for damage or injury caused by the gross negligence or willful misconduct of Lessor) and Lessee hereby waives all such claims against Lessor. Lessor and Lessor's Employees shall not be liable for any damage to any of Lessee's Personal Property entrusted to Lessor or Lessor's Employees, nor for loss or damage to any of Lessee's Personal Property by theft or otherwise. Lessee shall give prompt notice to Lessor in case of fire or accidents in the Premises or in the Building. Further, with the exception of Lessor's gross negligence or willful misconduct, Lessor and Lessor's Employees shall have no liability to Lessee or any of Lessee's Employees for any damage, loss, cost or expense incurred or suffered by any of them (including, without limitation, damage to Lessee's business), and Lessee hereby waives any claim with respect to Lessor's and Lessor's Employees' acts or omissions hereunder, including, without limitation, any claims relating to the maintenance, repair, restoration and/or replacement of the Premises, or the Building, and the exercise of any other right which Lessor is authorized hereunder to do.

Section 14.4        Allocation of Insured Risks/Subrogation. Lessor and Lessee release each other from any claims and demands of whatever nature for damage, loss or injury to the Premises and/or the Building, or to the other's property in, on or about the Premises and the Building, that are caused by or result from risks or perils insured against under any insurance policies required by this Lease to be carried by Lessor and/or Lessee and in force at the time of any such damage, loss or injury. Lessor and Lessee shall cause each insurance policy obtained by them or either of them to provide that the insurance company waives all right of recovery by way of subrogation against either Lessor or Lessee in connection with any damage covered by any policy. Neither Lessor nor Lessee shall be liable to the other for any damage caused by fire or any of the risks insured against under any insurance policy required by this Lease. If an insurance policy cannot be obtained with a waiver of subrogation, or is obtainable only by the payment of an additional premium charge above that charged by insurance companies issuing policies without waiver of subrogation, the party undertaking to obtain the insurance shall notify the other party of this fact. The other party shall have a period of ten (10) days after receiving the notice either to place the insurance with a company that is reasonably satisfactory to the other party and that will carry the insurance with a waiver of subrogation, or to agree to pay the additional premium if such a policy is obtainable at additional cost. If the insurance cannot be obtained or the party in whose favor a waiver of subrogation is desired refuses to pay the additional premium charged, the other party is relieved of the obligation to obtain a waiver of subrogation with respect to the particular insurance involved.

ARTICLE 15 - DAMAGE OR DESTRUCTION

Section 15.1        Loss Covered by Insurance. If, at any time prior to the expiration or termination of this Lease, the Premises or the Building or the Property is wholly or partially damaged or destroyed by a casualty, the loss to Lessor from which is fully covered (except for the normal deductible) by insurance maintained by Lessor or for Lessor's benefit, which casualty renders the Premises totally or partially inaccessible or unusable by Lessee in the ordinary conduct of Lessee's business, then (provided that Lessor shall not be required to use the proceeds of such insurance for the purposes described in subsections (a) and (b) below):

(a)         Repairs Which Can Be Completed Within One Year. Within sixty (60) days of notice to Lessor of such damage or destruction, Lessor shall provide Lessee with notice of its determination of whether the damage or destruction can be repaired within one (1) year of such damage or destruction without the payment of overtime or other premium. If all repairs to such Premises or Building or Property can, in Lessor's judgment, be completed within one (1) year following the date of notice to Lessor of such damage or destruction without the payment of overtime or other premium, Lessor shall, at Lessor's expense, subject to Section 15.4 below, repair the same to substantially their former condition and this Lease shall remain in full force and effect and a proportionate reduction of Base Rental shall be allowed Lessee (to the extent of the proceeds of rental interruption insurance received by Lessor) for such portion of the Premises as shall be rendered inaccessible or unusable to Lessee, and which is not used by Lessee, during the period of time that such portion is unusable or inaccessible and not used by Lessee.

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(b)         Repairs Which Cannot Be Completed Within One Year. If all such repairs to the Premises or Building or Property cannot, in Lessor's judgment, be completed within one (1) year following the date of notice to Lessor of such damage or destruction without the payment of overtime or other premium, Lessor shall notify Lessee of such determination and Lessor may, at Lessor's sole and absolute option, upon written notice to Lessee given within sixty (60) days after notice to Lessor of the occurrence of such damage or destruction, and subject to Section 15.4 below, elect to repair such damage or destruction to substantially their former condition at Lessor's expense, and in such event, this Lease shall continue in full force and effect but the Base Rental shall be proportionately reduced in the amount and for the duration as hereinabove provided in Section 15.1(a). If Lessor does not elect to make such repairs, then either Lessor or Lessee may, by written notice to the other no later than ninety (90) days after the occurrence of such damage or destruction, elect to terminate this Lease as of the date of the occurrence of such damage or destruction.

Section 15.2        Loss Not Covered By Insurance. If, at any time prior to the expiration or termination of this Lease, the Premises or the Building or the Property is totally or partially damaged or destroyed from a casualty, which loss to Lessor is not fully covered (except for any deductible) by insurance maintained by Lessor or for Lessor's benefit, and which damage renders the Premises inaccessible or unusable to Lessee in the ordinary course of its business, Lessor may, at its option, upon written notice to Lessee within sixty (60) days after notice to Lessor of the occurrence of such damage or destruction, and subject to Section 15.4 below, elect to repair or restore such damage or destruction to substantially their former condition, or Lessor may elect to terminate this Lease (provided Lessor shall not be required to use said insurance proceeds, if any, for the purposes described in this Section 15.2). If Lessor elects to repair or restore such damage or destruction, this Lease shall continue in full force and effect but the Base Rental shall be proportionately reduced as provided in Section 15.1(a). If Lessor does not elect by notice to Lessee to repair or restore such damage, this Lease shall terminate.

Section 15.3        Substantial Damage; Damage During Final Year. Notwithstanding anything to the contrary contained in Section 15.1 or 15.2:

(a)        If the Building is damaged or destroyed to the extent that, in Lessor's sole judgment, the cost to repair and/or restore the Building would exceed twenty-five percent (25%) of the full replacement cost of the Building, whether or not the Premises are at all damaged or destroyed, then Lessor shall have the right to terminate this Lease by written notice thereof to Lessee;

(b)        If the Premises or the Building or the Property are wholly or partially damaged or destroyed within the final twelve (12) months of the Term of this Lease, and no renewal rights have been exercised by Lessee prior to such damage or destruction, then Lessor shall have the right to terminate this Lease by written notice thereof to Lessee; or

(c)        If the Premises or the Building or the Property are wholly or partially damaged or destroyed within the final twelve (12) months of the Term of this Lease, and no renewal rights have been exercised by Lessee prior to such damage or destruction, and if, as a result of such damage or destruction, Lessee is denied access or use of the Premises for the conduct of its business operations for a period of ten (10) consecutive business days, then, provided that the rent loss insurance being carried in connection with the Rent due under this Lease will pay all Rent payments due hereunder for the balance of the Term, Lessee may, at its option, by giving Lessor written notice no later than sixty (60) days after the occurrence of such damage or destruction, elect to terminate this Lease.

Section 15.4        Exclusive Remedy. This Article 15 shall be Lessee's sole and exclusive remedy in the event of damage or destruction to the Premises and/or the Building, and Lessee, as a material inducement to Lessor's entering into this Lease, irrevocably waives and releases Lessee's rights under California Civil Code Sections 1932(2) and 1933(4) and any other applicable existing or future law permitting the termination of a lease agreement in the event of damage to, or destruction of, any part or all of the Premises and/or Building. No damages, compensation or claim shall be payable by Lessor for any inconvenience, any interruption or cessation of Lessee's business, or any annoyance, arising from any damage to or destruction of all or any portion of the Premises or the Building. In no event shall Lessor have any obligation to repair or restore any of Lessee's personal property, trade fixtures or Alterations.

ARTICLE 16 - EMINENT DOMAIN

Section 16.1        Permanent Taking - When Lease Can Be Terminated. If the whole of the Premises, or so much of the Premises as to render the balance unusable by Lessee, shall be taken under the power of eminent domain, this Lease shall automatically terminate as of the date of final judgment in such condemnation, or as of the date possession is taken by the condemning authority, whichever is earlier. A sale by Lessor under threat of condemnation shall constitute a "taking" for the purpose of this Article 16. No award for any partial or entire taking shall be apportioned and Lessee assigns to Lessor all awards which may be made in such taking or condemnation, together with all rights of Lessee to such award, including, without limitation, any award of compensation for the value of all or any part of the leasehold estate created hereby; provided that nothing contained in this Article 16 shall be deemed to give Lessor any interest in or to require Lessee to assign to Lessor any award made to Lessee for (a) the taking of Lessee's Personal Property, or (b) interruption of or damage to Lessee's business, or (c) Lessee's unamortized cost of the Lessee

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Improvements to the extent paid for by Lessee; provided further that Lessee's award shall in no event diminish the award to Lessor.

Section 16.2        Permanent Taking - When Lease Cannot Be Terminated. In the event of a partial taking which does not result in a termination of this Lease under Section 16.1, Base Rental shall be proportionately reduced based on the portion of the Premises rendered unusable, and Lessor shall restore the Premises or the Building to the extent of available condemnation proceeds.

Section 16.3        Temporary Taking. No temporary taking of the Premises or any part of the Premises and/or of Lessee's rights to the Premises or under this Lease shall terminate this Lease or give Lessee any right to any abatement of any payments owed to Lessor pursuant to this Lease, any award made to Lessee by reason of such temporary taking shall belong entirely to Lessee; provided, however, in no event shall an award to Lessee reduce any award to Lessor.

Section 16.4        Exclusive Remedy. This Article 16 shall be Lessee's sole and exclusive remedy in the event of a taking or condemnation. Lessee hereby waives the benefit of California Code of Civil Procedure Section 1265.130.

Section 16.5        Release Upon Termination. Upon termination of this Lease pursuant to this Article 16, Lessee and Lessor hereby agree to release each other from any and all obligations and liabilities with respect to this Lease except such obligations and liabilities, which arose or accrued prior to such termination.

ARTICLE 17 - DEFAULTS

Section 17.1        Default by Lessee. Each of the following shall be an "Event of Default" (sometimes referred to herein as a "default") by Lessee and a material breach of this Lease:

(a)        Lessee shall fail to make any payment owed by Lessee under this Lease, as and when due, and the Lessor shall have delivered a Notice to Pay or Quit. Any such notice shall be in lieu of, and not in addition to, any notice required under Section 1161 of the California Code of Civil Procedure;

(b)        Lessee shall fail to observe, keep or perform any of the terms, covenants, agreements or conditions under this Lease that Lessee is obligated to observe or perform, other than that described in subsection (a) above, for a period of ten (10) days after notice to Lessee of said failure; provided, however, that if the nature of Lessee's default is such that more than ten (10) days are reasonably required for its cure, then Lessee shall not be deemed to be in default under this Lease if Lessee shall commence the cure of such default so specified within said ten (10) day period and diligently prosecute the same to completion within thirty (30) days after the original notice to Lessee of said failure. Such notice shall be in lieu of, and not in addition to, any notice required under Section 1161 of the California Code of Civil Procedure.

(c)        Lessee shall (i) make any general arrangement or assignment for the benefit of creditors; (ii) become a "debtor" as defined in 11 U.S.C. Section 101 or any successor statute thereto (unless, in case of a petition filed against Lessee, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within 30 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within 30 days. Provided, however, in the event that any provision of this subparagraph is contrary to any applicable law, such provision shall be of no force or effect; or

(d)	The vacating or abandonment of the Premises by Lessee.

Section 17.2        Default by Lessor. Lessor shall not be in default in the performance of any obligation required to be performed under this Lease unless Lessor has failed to perform such obligation within thirty (30) days after the receipt of notice from Lessee specifying in detail Lessor's failure to perform; provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days are required for its performance, then Lessor shall not be deemed in default if it shall commence such performance within thirty (30) days and thereafter diligently pursue the same to completion. Lessee shall have no rights as a result of any default by Lessor until Lessee also gives thirty (30) days' notice to any person who has a recorded interest pertaining to the Building or the Property, specifying the nature of the default. Such person shall then have the right to cure such default, and Lessor shall not be deemed in default if such person cures such default within thirty (30) days after receipt of notice of the default, or within such longer period of time as may reasonably be necessary to cure the default. If Lessor or such person does not cure the default, Lessee may exercise such rights or remedies as shall be provided or permitted by law to recover any damages proximately caused by such default. Notwithstanding anything to the contrary contained in this Lease, Lessee's remedy for any breach or default of this Lease by Lessor shall be limited to an action for damages. Lessee agrees that, in the event that it becomes entitled to receive damages from Lessor, Lessee shall not be allowed to recover from Lessor consequential damages or damages in excess of the out-of-pocket expenditures incurred by Lessee as a result of a default by Lessor. In any event, it is expressly understood and agreed that notwithstanding anything in this Lease to the contrary, and notwithstanding any applicable law to the contrary, the liability of Lessor hereunder (including any

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successor lessor) and any recourse by Lessee against Lessor shall be limited solely and exclusively to the interest of Lessor in and to the Property and Building, and neither Lessor, nor any of its constituent partners, shall have any personal liability therefor, and Lessee hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Lessee. Lessee hereby waives and relinquishes any right which Lessee may have to terminate this Lease or withhold any payment owed by Lessee under this Lease, on account of any damage, condemnation, destruction or state of disrepair of the Premises (including, without limiting the generality of the foregoing, those rights under California Civil Code Sections 1941, 1941.1 and 1942).

ARTICLE 18 - LESSOR'S REMEDIES AND RIGHTS

Section 18.1        Termination of Lease. In case of an Event of Default by Lessee, Lessor shall have the right, in addition to all other rights available to Lessor under this Lease or now or later permitted by law or equity, to terminate this Lease by providing Lessee with a notice of termination. Upon termination, Lessor may recover any damages proximately caused by Lessee's failure to perform under this Lease, or which are likely in the ordinary course of business to be incurred, including any amount expended or to be expended by Lessor in an effort to mitigate damages, as well as any other damages to which Lessor is entitled to recover under any statute now or later in effect. Lessor's damages include the worth, at the time of any award, of the amount by which the unpaid Rent for the balance of the Term after the time of the award exceeds the amount of the Rent loss that the Lessee proves could be reasonably avoided. The worth at the time of award shall be determined by discounting to present value such amount at one percent (1%) more than the discount rate of the Federal Reserve Bank in San Francisco in effect at the time of the award. Other damages to which Lessor is entitled shall bear interest at the Interest Rate.

Section 18.2        Continuation of Lease. In accordance with California Civil Code Section 1951.4 (or any successor statute), Lessee acknowledges that in the event Lessee has breached this Lease and abandoned the Premises, this Lease shall continue in effect for so long as Lessor does not terminate Lessee's right to possession, and Lessor may enforce all its rights and remedies under this Lease, including the right to recover the Rent as it becomes due under this Lease. Acts of maintenance or preservation or efforts to re-let the Premises or the appointment of a receiver upon initiative of Lessor to protect Lessor's interest under this Lease shall not constitute a termination of Lessee's right to possession.

Section 18.3        Right of Entry. In case of an Event of Default by Lessee, Lessor shall also have the right, with or without terminating this Lease, to enter the Premises and remove all persons and personal property from the Premises, such property being removed and stored in a public warehouse or elsewhere at Lessee's sole cost and expense for at least thirty (30) days, and after such thirty (30) day period, Lessor shall have the right to discard or otherwise dispose of such property without liability therefor to Lessee or any other person. No removal by Lessor of any persons or property in the Premises shall constitute an election to terminate this Lease. Such an election to terminate may only be made by Lessor in writing, or decreed by a court of competent jurisdiction. Lessor's right of entry shall include the right to remodel the Premises and re-let the Premises. All costs incurred in such entry and re-letting shall be paid by Lessee. Rents collected by Lessor from any other tenant which occupies the Premises shall be offset against the amounts owed to Lessor by Lessee. Lessee shall be responsible for any amounts not recovered by Lessor from any other tenant which occupies the Premises. Any payments made by Lessee shall be credited to the amounts owed by Lessee in the sole order and discretion of Lessor, irrespective of any designation or request by Lessee. No entry by Lessor shall prevent Lessor from later terminating this Lease by written notice.

Section 18.4        Remedies. Lessee hereby waives, for itself and all persons claiming by and under Lessee, all rights and privileges which it might have under any present or future law to redeem the Premises or to continue this Lease after being dispossessed or ejected from the Premises. The rights and remedies of Lessor set forth in this Lease are not exclusive, and Lessor may exercise any other right or remedy available to it under this Lease, at law or in equity.

Section 18.5        Lessor's Right to Assign. Lessor shall have the right to sell, encumber, convey, transfer and/or assign any and all of its rights and obligations under this Lease.

Section 18.6        Lessor's Lien. In addition to the statutory Lessor's lien, Lessee grants to Lessor, to secure performance of Lessee's obligations hereunder, a security interest in all goods (including equipment and inventory), fixtures, and other personal property of Lessee situated on the Premises, and all proceeds thereof (the "Collateral"), and the Collateral shall not be removed from the Premises without prior written consent of Lessor (other than in Lessee's ordinary course of business) until all obligations of Lessee have been fully performed. Upon the occurrence of an Event of Default, Lessor may, in addition to all other remedies, without notice or demand except as provided below, exercise the rights afforded to a secured party under the California Uniform Commercial Code (the "UCC"). To the extent the UCC requires Lessor to give Lessee notice of any act or event and such notice cannot be validly waived before a default occurs, then five days' prior written notice thereof shall be reasonable notice of the act or event. Lessee grants to Lessor a power of attorney to execute and file any financing statement or other instrument necessary to perfect Lessor's security interest under this Section 18.6, which power is coupled with an interest and is irrevocable during the Term. Lessor may also file a copy of this Lease as a financing statement to perfect its security interest in the Collateral.

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ARTICLE 19 - ATTORNEYS' FEES

Section 19.1        Attorneys' Fees. If either Lessor or Lessee commences or engages in, or threatens to commence or engage in, any action, litigation, arbitration or proceeding against the other party arising out of or in connection with this Lease, the Premises, the Building or the Property, including, but not limited to, any action or proceeding (a) for recovery of any payment owed by either party under this Lease, or (b) to recover possession of the Premises, or (c) for damages for breach of this Lease, or (d) relating to the enforcement or interpretation of either party's rights or obligations under this Lease (whether in contract, tort, or both), or (e) relating to any proceeding where either party is requesting a determination of rights and responsibilities under the Lease, the prevailing party shall be entitled to have and recover from the losing party reasonable attorneys' fees and other costs and expenses incurred in connection with the action, litigation, arbitration or proceeding, including any attorney's fees, costs and expenses incurred in preparation of said action, litigation, arbitration or proceeding, and also incurred on collection and appeal. If Lessor becomes involved in any action, litigation, arbitration or dispute, threatened or actual, by or against anyone not a party to this Lease, but arising by reason of, or related to, any act or omission of Lessee or Lessee's Employees, Lessee agrees to pay Lessor's reasonable attorneys' fees and other costs incurred in connection with the action, litigation, arbitration or dispute, regardless of whether an action, lawsuit or arbitration proceeding is actually filed. If Lessee becomes involved in any action, litigation, arbitration or dispute, threatened or actual, by or against anyone not a party to this Lease, but arising by reason of or related to any act or omission of Lessor or Lessor's Employees, Lessor agrees to pay Lessee's reasonable attorneys' fees and other costs incurred in connection with the action, litigation, arbitration or dispute, regardless of whether an action, lawsuit or arbitration proceeding is actually filed.

Section 19.2        Attorney's Fees – Incurred At Lessee's Request and For Lessee's Benefit. Unless agreed by the parties to the contrary, Lessee understands that it shall pay, as additional rent, attorney's fees to be incurred by Lessor, at the rate of Three Hundred Dollars ($300.00) per hour, in connection with the following:

(a)        any requests (subsequent to the execution of this Agreement) by Lessee to amend, modify or terminate the Lease, including all negotiations with respect thereto, except as such requests may relate to either (i) extending the Lease term, or (ii) adding space to the original Premises;

(b)        any request (subsequent to the execution of this Agreement) by Lessee to review and/or consent to an assignment or sublease of the Lease, including all negotiations with respect thereto, whether or not permitted under the Lease, and whether or not agreed to or denied by Lessor; and

(c)        any appearance by and/or other legal service required of Lessor's attorney, at the request of the Lessee, to attend any meeting, participate in any proceeding, and/or review any document requested by Lessee, for any purpose whatsoever, relating to the Lease and/or the respective rights and obligations of Lessor and Lessee, except as such appearance and/or service may relate to either (i) extending the Lease term, or (ii) adding space to the original Premises.

ARTICLE 20 - SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT

Section 20.1        Obligations of Lessee. This Lease and the rights granted to Lessee by this Lease are and shall be subject and subordinate at all times to (a) all ground or underlying leases affecting all or any part of the Property now or later existing and all amendments, renewals, modifications, supplements and extensions of this Lease, and (b) all deeds of trust or mortgages now or later affecting or encumbering all or any part of the Property and/or any ground or underlying leasehold estate; provided, however, that if Lessor elects at any time to have Lessee's interest in this Lease be or become superior, senior or prior to any such instrument, then upon receipt by Lessee of written notice of such election, this Lease shall be superior, senior and/or prior to such instrument. Lessee shall immediately execute all instruments and other documents required or desired by any lender or lessor confirming the subordination and/or superiority, as applicable, of this Lease to such mortgage, deed of trust, ground or underlying lease.

Section 20.2        Lessor's Right to Assign. Lessor's interest in this Lease may be assigned to any mortgagee or trust deed beneficiary as additional security. Nothing in this Lease shall empower Lessee to do any act without Lessor's prior written consent which can, shall or may encumber the title of the owner of all or any part of the Property.

Section 20.3        Attornment by Lessee. In the event of the cancellation or termination of any or all ground or underlying leases affecting all or any part of the Building in accordance with its terms or by the surrender thereof, whether voluntary, involuntary or by operation of law, or by summary proceedings, or in the event of any foreclosure of any or all mortgages or deeds of trust encumbering all or any part of the Building by trustee's sale, voluntary agreement, deed in lieu of foreclosure, or by the commencement of any judicial action seeking foreclosure, Lessee, at the request of the then landlord under this Lease, shall attorn to and recognize (a) the ground or underlying lessor, under the ground or underlying lease being terminated or canceled, and (b) the beneficiary or purchaser at the foreclosure sale, as Lessee's landlord under this Lease, and Lessee agrees to execute and deliver at any time upon request of such ground or underlying lessor, beneficiary, purchaser or their successors, any and all instruments to further evidence such attornment. Lessee hereby waives its right, if any, to elect to terminate this Lease or to surrender possession of the Premises in the

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event of any such cancellation or termination of such ground or underlying lease or foreclosure of any mortgage or deed of trust.

Section 20.4        Non-Disturbance. Notwithstanding any of the provisions of this Article 20 to the contrary, Lessee shall be allowed to occupy the Premises subject to the conditions of this Lease, and this Lease shall remain in effect until an Event of Default occurs or until Lessee's rights hereunder are terminated because of an Eminent Domain proceeding pursuant to Article 16 or because of the occurrence of damage and destruction pursuant to Article 15.

Section 20.5        Delivery of Instruments. If Lessee fails to execute and deliver, within ten (10) days following request thereof by Lessor, any documents or instruments required by this Article 20, such failure may, at Lessor's election, constitute a default under this Lease, which default, at Lessor's option, shall not be curable.

ARTICLE 21 - RULES AND REGULATIONS

Section 21.1        Rules and Regulations. Effective as of the Effective Date, Lessee shall faithfully observe and comply with the rules and regulations pertaining to the Property ("Rules"), a copy of which is attached to this Lease as Exhibit "D" and all reasonable modifications and additions to the Rules from time to time put into effect by Lessor; provided, however, that no modifications or additions to the Rules shall materially interfere with Lessee's permitted use of the Premises as set forth in Section 6.1. Lessor shall not be responsible to Lessee for the nonperformance of any of the Rules by any other occupant or tenant of the Property.

Section 21.2        Certain Construction Requirements. No physical work may be undertaken by Lessee in or around the Premises without the prior written consent of the Lessor. Prior to undertaking any such physical work Lessee shall notify Lessor, in writing, of the exact nature and location of the proposed work and shall promptly supply such additional information regarding the proposed work as Lessor shall request. Lessee shall, at Lessee's sole cost and expense, strictly comply with all such Building regulations and procedures established by Lessor and with all applicable Federal, state and local governmental statutes, ordinances, codes, rules, regulations, controls and guidelines (collectively, "Laws"). Lessor shall have the right at all times to monitor the work for compliance with the Building regulations and procedures, the Rules and all Laws. If Lessor determines that any applicable Laws or any Rules and/or any Building regulations or procedures are not being strictly complied with, Lessor may immediately require the cessation of all work being performed in or around the Premises until such time as Lessor is satisfied that the applicable Rules, Laws, regulations and procedures will be observed. Lessor's monitoring of any work in or around the Premises shall not be deemed a certification by Lessor of compliance with any applicable Laws, Rules, Building regulations or procedures or a waiver by Lessor of its right to require strict compliance with such Laws, Rules, regulations or procedures, nor shall such monitoring relieve Lessee from any liabilities relating to such work.

ARTICLE 22 - HOLDING OVER

Section 22.1        Surrender of Possession. Lessee shall surrender possession of the Premises immediately upon the expiration of the Term or termination of this Lease. If Lessee shall continue to occupy or possess the Premises after such expiration or termination without the consent of Lessor, then unless Lessor and Lessee have otherwise agreed in writing, Lessee shall be a tenant from month-to-month. All the terms, provisions and conditions of this Lease shall apply to this month-to-month tenancy except those terms, provisions and conditions pertaining to the Term, and except that the Base Rental shall be immediately adjusted upward upon the expiration or termination of this Lease to equal two hundred percent (200%) of the Base Rental for the Premises in effect under this Lease during the month which includes the day immediately prior to the date of the expiration or termination of this Lease. This month-to-month tenancy may be terminated by Lessor or Lessee upon thirty (30) days' prior notice to the other party. In the event that Lessee fails to surrender the Premises upon such termination or expiration, then Lessee shall indemnify, defend and hold Lessor harmless against all loss or liability resulting from or arising out of Lessee's failure to surrender the Premises, including, but not limited to, any amounts required to be paid to any tenant or prospective tenant who was to have occupied the Premises after said termination or expiration and any related attorneys' fees and brokerage commissions.

Section 22.2        Payment of Money After Termination. No payment of money by Lessee to Lessor after the termination of this Lease by Lessor, or after the giving of any notice of termination to Lessee by Lessor which Lessor is entitled to give Lessee under this Lease, shall reinstate, continue or extend the Term of this Lease or shall affect any such notice given to Lessee prior to the payment of such money, it being agreed that after the service of such notice or the commencement of any suit by Lessor to obtain possession of the Premises, Lessor may receive and collect, when due, any and all payments owed by Lessee under this Lease, and otherwise exercise any and all of its rights and remedies. The making of any such payments by Lessee or acceptance of same by Lessor shall not waive such notice of termination, or in any manner affect any pending suit or judgment obtained.

ARTICLE 23 - INSPECTIONS AND ACCESS

Section 23.1        Inspections And Access. Lessor may enter the Premises at all reasonable hours by means of a master key or otherwise for any reasonable purpose. If Lessee shall not be personally present to open and permit an entry into the Premises at any time when such entry by Lessor is necessary or permitted under this Lease, Lessor may

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enter by means of a master key without liability to Lessee except for any failure to exercise due care for Lessee's Personal Property, and without affecting this Lease.

ARTICLE 24 - NAME OF BUILDING AND CONTINENTAL PARK

Section 24.1        Building Name. Lessee shall not use any name, insignia or logotype of the Building or Continental Park for any purpose other than for designating Lessee’s address. Lessee shall not use any picture of the Building, the Property or Continental Park in its advertising, stationery, or any other manner. Lessor expressly reserves the right in Lessor's sole and absolute discretion, at any time to change the name, insignia, logotype or street address of the Building or the Property without in any manner being liable to Lessee.

ARTICLE 25 - SURRENDER OF LEASE

Section 25.1        Surrender Of Lease. The voluntary or other surrender of this Lease by Lessee, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subleases or subtenancies, or may, at the option of Lessor, operate as an assignment to it of Lessee's interest in any or all such subleases or subtenancies.

ARTICLE 26 - WAIVER

Section 26.1        Waiver. No obligation, term, covenant, or agreement in this Lease shall be deemed waived unless such waiver is in writing and signed by the party so waiving the same. The waiver by Lessor or Lessee of any term, covenant, agreement or condition contained in this Lease shall not be deemed to be a waiver of any subsequent breach of the same or of any other term, covenant, agreement, condition or provision of this Lease, nor shall any failure to enforce compliance with any or all of the terms, covenants, agreements, conditions or provisions of this Lease (except as expressly provided in this Lease), or any custom or practice which may develop between the parties in the administration of this Lease, be construed to waive or lessen the right of Lessor or Lessee to insist upon the performance by the other in strict accordance with all of the terms, covenants, agreements, conditions and provisions of this Lease. The subsequent acceptance by Lessor of any payment owed by Lessee to Lessor under this Lease, or the payment of Rent by Lessee, shall not be deemed to be a waiver of any preceding breach by Lessee of any term, covenant, agreement, condition or provision of this Lease, other than the failure of Lessee to make the specific payment so accepted by Lessor, regardless of Lessor's or Lessee's knowledge of such preceding breach at the time of the making or acceptance of such payment. No payment by Lessee, nor receipt by Lessor, of a lesser amount than the Rent or Additional rent required to be paid under this Lease will be deemed to be anything other than a payment on account of the earliest Rent or Additional Rent due hereunder. No endorsement or statement on any check, or any letter accompanying any check or payment as Rent, will be deemed an accord and satisfaction. The delivery of Lessee's keys to any employee or agent of Lessor will not constitute a termination of this Agreement unless Lessor has entered into a written agreement to that effect.

ARTICLE 27 - SALE BY LESSOR

Section 27.1        Sale By Lessor. In the event Lessor shall sell, assign, convey or transfer all or a part of its interest in the Building or any part of the Property, Lessee agrees to attorn to such transferee, assignee or new owner, and upon consummation of such sale, conveyance or transfer, Lessor shall automatically be freed and relieved from all liability and obligations accruing or to be performed from and after the date of such sale, transfer or conveyance. Lessor shall have the right to subdivide the Property into separate legal lots or parcels and, without materially and adversely affecting the obligations of Lessee, the right to reallocate and adjust the rights, duties and obligations of Lessor and Lessee hereunder so that, as between Lessor and Lessee, those rights, duties and obligations relate only to the lots or parcels on which the Building is located and on which sufficient parking facilities are located to comply with Lessor's obligations under this Lease. To the extent that those rights, duties and obligations cannot be equitably allocated to only one lot or parcel, Lessor may elect to record a reciprocal easement agreement appurtenant to the Building. If Lessor records such an agreement, Lessee shall subordinate this Lease to that agreement.

ARTICLE 28 - NO LIGHT AND AIR EASEMENT

Section 28.1        No Light And Air Easement. Any diminution or shutting off of light or air by any structure, which may be erected on the land or upon lands adjacent to or in the vicinity of the Property shall not affect this Lease, abate any payment owed by Lessee under this Lease or otherwise impose any liability on Lessor.

ARTICLE 29 - FORCE MAJEURE

Section 29.1        Force Majeure. Lessor shall not be chargeable with, liable for, or responsible to Lessee for anything or in any amount for any failure to perform or delay caused by: fire; earthquake; explosion; flood; hurricane; the elements; Acts of God or the public enemy; actions, restrictions, limitations or interference of governmental authorities or agents; war; invasion; insurrection; rebellion; riots; strikes or lockouts; inability to obtain necessary materials, goods, equipment, services, utilities or labor; or any other cause whether similar or dissimilar to the foregoing which is beyond the reasonable control of Lessor; and any such failure or delay due to said causes or any of them shall not be deemed a breach of or default in the performance of this Lease by Lessor.

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ARTICLE 30 - ESTOPPEL CERTIFICATES

Section 30.1        Estoppel Certificates. Lessee shall, at any time and from time to time upon request of Lessor, within ten (10) days following notice of such request from Lessor, execute, acknowledge and deliver to Lessor in recordable form, a certificate ("Estoppel Certificate") in writing in a form as Lessor or any of its lenders, prospective purchasers, lienholders or assignees may deem appropriate. Lessee's failure to deliver the Estoppel Certificate within this ten (10) day period may, at Lessor's election, constitute a default hereunder which, at Lessor's option, shall not be curable.

ARTICLE 31 - RIGHT TO PERFORMANCE

Section 31.1        Right To Performance. All covenants, conditions and agreements to be performed by Lessee under this Lease shall be performed by Lessee at Lessee's sole cost and expense. If Lessee shall fail to perform any such covenant, condition or agreement on its part to be performed under this Lease, and such failure shall continue for three (3) days after notice thereof to Lessee (provided that no notice shall be required in cases of emergency), Lessor may, but shall not be obligated to do so, without waiving or releasing Lessee from any obligations of Lessee under this Lease, perform any such act on Lessee's part to be made or performed as provided in this Lease. Any performance by Lessor of Lessee's obligations shall not waive or cure any Default of Lessee for such failure. All costs incurred by Lessor with respect to any such performance by Lessor (including reasonable attorneys' fees) shall be immediately paid by Lessee to Lessor.

ARTICLE 32 - PARKING FACILITIES

Section 32.1        Parking Facilities. So long as Lessee complies with the terms, provisions and conditions of this Lease, Lessor shall maintain and operate, or cause to be maintained and operated, automobile parking facilities ("Parking Facilities") in, adjacent to, or within a reasonable distance from the Building. Lessee's privileges during the term hereof with respect to the Parking Facilities shall be in accordance with the provisions of the attached Exhibit "E."

ARTICLE 33 - NOTICES

Section 33.1	Notices. Provisions of this Article can be found on Page 1 as Section 1.1 (o).

ARTICLE 34 - MISCELLANEOUS

Section 34.1        Authorization to Sign Lease. If Lessee is a corporation, each individual executing this Lease on behalf of Lessee represents and warrants that he/she is duly authorized to execute and deliver this Lease on behalf of Lessee in accordance with a duly adopted resolution of Lessee's Board of Directors, and Lessee warrants and represents that this Lease is binding upon Lessee in accordance with its terms. If Lessee is a corporation, Lessee shall, concurrently with its execution of this Lease, deliver to Lessor upon its request a certified copy of a resolution of its Board of Directors authorizing the execution of this Lease. If Lessee is a partnership or trust, each individual executing this Lease on behalf of Lessee represents and warrants that he/she is duly authorized to execute and deliver this Lease on behalf of Lessee in accordance with the terms of such entity's partnership agreement or trust agreement, respectively, and Lessee warrants and represents that this Lease is binding upon Lessee in accordance with its terms. If Lessee is a partnership or trust, Lessee shall, concurrently with its execution of this Lease, deliver to Lessor upon its request such certificates or written assurances from the partnership or trust as Lessor may request authorizing the execution of this Lease.

Section 34.2        Entire Agreement. This Lease contains the entire agreement between the parties respecting the Premises and all other matters covered or mentioned in this Lease. This Lease may not be altered, changed or amended except by an instrument in writing specifically designated as an amendment to this Lease and signed by both parties hereto. Lessee acknowledges and agrees that no prior information provided or statements made by Lessor or Lessor's agents ("Prior Information") have in any way induced Lessee to enter into this Lease, and that Lessee has satisfied itself of all its concerns prior to entering into this Lease by conducting an independent investigation of the validity of such Prior Information.

Section 34.3        Severability. The illegality, invalidity or unenforceability of any term, condition or provision of this Lease shall in no way impair or invalidate any other term, provision or condition of this Lease, and all such other terms, provisions and conditions shall remain in full force and effect.

Section 34.4        Covenants and Conditions. All provisions, whether covenants or conditions, on the part of Lessee shall be deemed to be both covenants and conditions.

Section 34.5        Gender, Definitions and Headings. The words "Lessor" and "Lessee" as used herein shall include the plural as well as the singular and, when appropriate, shall refer to action taken by or on behalf of Lessor or Lessee by their respective employees, agents or authorized representatives. Words in masculine or neuter gender include the masculine, feminine and neuter. If there is more than one person constituting Lessee, the obligations

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hereunder imposed upon such persons constituting Lessee shall be joint and several. The paragraph headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof. Subject to the provisions of Articles 12 and 27, and except as otherwise provided to the contrary in this Lease, the terms, conditions and agreements of this Lease shall apply to and bind the heirs, successors, legal representatives and permitted assigns of the parties hereto. Any reference to the word persons shall be deemed to include a corporation, a government entity, an individual, a general partnership, a limited partnership, a joint venture, a trust and/or an association. This Lease shall be governed by and construed pursuant to the laws of the State of California.

Section 34.6        Exhibits and Riders. The Exhibits and Riders are attached to this Lease, and are hereby incorporated by this reference and made a part of this Lease. In the event of a discrepancy, ambiguity or variance should exist between terms and conditions in the Lease Agreement and in the exhibits and/or riders thereto, then the terms and conditions of the Lease Agreement shall prevail and control.

Section 34.7        Modification for Lender. Upon Lessor's request, Lessee agrees to modify this Lease to meet the requirements of any or all lenders or ground lessors selected by Lessor who request such modification as a condition precedent to providing any loan or financing or to entering into any ground lease affecting or encumbering the Property or any part thereof, provided that such modification does not (a) increase Base Rental, (b) alter the Term, or (c) materially adversely affect Lessee's rights under this Lease.

Section 34.8        Transportation System Management Program. Lessee hereby covenants and agrees, at its sole cost and expense, to participate in and cooperate with the requirements of any and all government promulgated or sponsored transportation system management programs adopted for the Building and Property.

Section 34.9        Quiet Enjoyment. Lessor covenants and agrees that Lessee, upon making all of Lessee's payments as and when due under this Lease, and upon performing, observing and keeping the covenants, agreements and conditions of this Lease on its part to be kept, shall peaceably and quietly hold, occupy and enjoy the Premises during the Term of this Lease without hindrance or molestation from Lessor subject to the terms and provisions of this Lease. Lessee covenants and agrees to comply with all rules and regulations of the Lease and with all Laws to enable other occupants of the Building to occupy and enjoy their premises without hindrance, molestation, intrusion and interference from Lessee.

Section 34.10       No Recordations. Lessor and Lessee agree that in no event and under no circumstances shall this Lease be recorded by Lessee.

Section 34.11       Time is of the Essence. Subject to the provisions of Article 30 of this Lease, time shall be of the essence of this Lease and of each of the provisions hereof.

Section 34.12       Cumulative Remedies. No remedy or election provided, allowed or given by any provision of this Lease shall be deemed exclusive unless so indicated, but shall, whenever possible, be cumulative with all other remedies in law or equity.

Section 34.13       Bankruptcy. In the event the estate created hereby shall be taken in execution or by other process of law, or if Lessee shall be adjudicated insolvent or bankrupt pursuant to the provisions of any state or federal insolvency or bankruptcy law, or if a receiver or trustee of the property of Lessee shall be appointed by reason of Lessee's insolvency or inability to pay its debts, or if any assignment shall be made of Lessee's property for the benefit of creditors, then and in any of such events, Lessor may terminate this Lease by written notice to Lessee; provided, however, if the order of the court creating any of such disabilities shall not be final by reason of pendency of such proceeding, or appeal from such order, then Lessor shall not have the right to terminate this Lease so long as Lessee performs its obligations hereunder.

Section 34.14       Confidentiality. This Lease document and the terms of this Lease, and the covenants, obligations and conditions contained in this Lease shall remain strictly confidential. Lessee agrees to keep such terms, covenants, obligations and conditions strictly confidential and to not disclose such matters to any other landlord, tenant, prospective tenant or broker. Provided, however, Lessee may provide a copy of this Lease to a non-party solely in conjunction with Lessee's reasonable and good faith effort to secure an assignee or sublessee for the Premises.

Section 34.15	Lessee's Responsibility Regarding Hazardous Substances.

(a)        Prohibition. Lessee shall not cause or permit the manufacture, generation, storage, use, transportation, treatment, incineration, disposal, discharge or release of any Hazardous Substance in, on, under, from or about the Premises or the Property. Notwithstanding the preceding sentence, Lessee may store and use supplies (in amounts not exceeding quantities normally used for Lessee’s approved use of Premises) containing Hazardous Substances so long as such supplies (a) are of a type and chemical composition commonly associated with Lessee’s approved use of Premises, (b) are stored and used only in such quantities as are reasonably incidental to such use and in compliance with any manufacturer’s directions or warnings and all applicable Laws, and (c) are disposed of by Lessee in compliance with applicable Laws. Lessee shall store and use all such supplies in a manner which reduces to the greatest extent reasonably practical the threat of any release of any Hazardous Substance and shall promptly

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and with reasonable care clean up any such release to the satisfaction of Lessor and any governmental authority having jurisdiction thereof. In no event shall Lessee use or store any asbestos-containing materials or PCBs on or about the Property or the Premises.

(b)        Required Warnings. Lessee shall give all warnings required by the California Safe Drinking Water and Toxic Enforcement Act of 1986 (California Health & Safety Code §§ 25249.5 et seq.), as amended from time to time, with respect to any exposures occurring in the Premises or as a result of Lessee’s use of the Premises or the Property.

(c)          Environmental Problems. If Lessee knows or has reasonable cause to believe that any Hazardous Substance is located or will come to be located on the Premises or Property (an “Environmental Problem”), whether or not caused or permitted by Lessee, Lessee shall immediately notify Lessor. Lessee shall exercise reasonable care to avoid any Lessee Related Environmental Problem (as such term is defined below). Lessee shall give any and all notices of any Lessee Related Environmental Problem required by applicable Environmental Protection Laws, including, without limitation, any notice required by Section 103 of the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. §§ 9601 et seq.) and any notice required by Sections 13271 or 13272 of the California Water Code, as each may be amended from time to time. Lessee shall immediately give Lessor notice of any governmental investigation or any governmental or regulatory action, proceeding, order or decree relating to any Lessee Related Environmental Problem and, at Lessee’s expense, shall timely comply in all respects with any such order or decree, unless Lessor first notifies Lessee that Lessor intends to contest such order or decree. Prior to commencing any corrective or remedial action with respect to any Environmental Problem (except for any such action taken to comply with an order or decree which Lessor has not elected to contest), Lessee shall obtain the consent of Lessor (which shall not be unreasonably withheld or delayed) and each governmental authority exercising jurisdiction with respect to such Environmental Problem.

(d)         Lessor’s Access to Information. Within ten (10) business days after Lessor’s request therefor (or within such shorter time as may be reasonably required by Lessor), Lessee shall provide Lessor with any information reasonably requested by Lessor, to enable Lessor to comply with any applicable Environmental Protection Law.

“Environmental Protection Law” means any applicable Law governing the manufacture, generation, storage, use, transportation, treatment, incineration, disposal, discharge, threatened discharge, release or threatened release of any Hazardous Substance, or otherwise relating to the protection of the environment or the health and safety of persons, including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. §§ 9601 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. §§ 6901 et seq.), the Clean Air Act (42 U.S.C. §§ 7401 et seq.), the Water Pollution Prevention and Control Act (33 U.S.C. §§ 1251 et seq.), the Toxic Substances Control Act (15 U.S.C. §§ 2601 et seq.), the California Hazardous Substance Account Act (CA Health & Safety Code §§ 25300 et seq.), the California Hazardous Waste Control Act (CA Health & Safety Code §§ 25100 et seq.), the California Safe Drinking Water and Toxic Enforcement Act of 1986 (CA Health & Safety Code §§ 25249.5 et seq.) and the Porter Cologne Water Quality Control Act (CA Water Code §§ 13000 et seq.), as each may be amended from time to time.

“Hazardous Substance” means any hazardous, toxic, explosive, radioactive, infectious or dangerous substance, material, chemical, waste, contaminant or pollutant, including, without limitation, (a) any “hazardous substance” within the meaning of the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. §§ 9601 et seq.) or the Carpenter-Presley-Tanner Hazardous Substance Account Act (CA Health & Safety Code §§ 25300 et seq.), as each may be amended from time to time, (b) any “hazardous waste” within the meaning of the Resource Conservation and Recovery Act (42 U.S.C. §§ 6901 et seq.), as amended from time to time, (c) any “hazardous waste,” “extremely hazardous waste” or “restricted hazardous waste” within the meaning of the California Hazardous Waste Control Act (CA Health & Safety Code §§ 25100 et seq.), as amended from time to time, (d) any “hazardous substance”, “waste” or “sewage” as defined or used in the Porter Cologne Water Quality Control Act (CA Water Code §§ 13000 et seq.), as amended from time to time, (e) petroleum, including crude oil or any fraction thereof, (f) any natural gas, liquefied natural gas, natural gas liquid or synthetic gas usable for fuel (or mixtures of natural and synthetic gas), or (g) any other substance, material, chemical, waste, toxicant, pollutant or contaminant regulated by any applicable Environmental Protection Law.

“Lessee Related Environmental Problem” means any Environmental Problem resulting from or related to (a) any act or omission of Lessee or Lessee’s Employees, or (b) Lessee’s use of the Premises or any other part of the Property.

(e)         Indemnity by Lessee. If Lessee breaches its obligations stated in this Section 35.15, or if the presence of Hazardous Substances in, upon, under or about the Premises or other portions of the Building or Property caused or permitted by Lessee, Lessee's Employees or Lessee's sublessees or their invitees results in the contamination of the Premises or other portions of the Building, or if contamination of the Premises or other portions of the Project by Hazardous Substances otherwise occurs for which Lessee may be liable to Lessor for damages resulting therefrom, then Lessee shall indemnify, defend and hold Lessor and Lessor's Employees harmless from and against any and all liabilities, costs, expenses, claims, judgments, damages, penalties, fines or losses (including, without limitation,

19	Lessee’s initials: _____
Reviewed:
Lessor’s initials:_____

diminution in value of the Premises or other portions of the Building, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises or other portions of the Building, damages arising from any adverse impact on marketing of space in the Premises or other portions of the Building, and sums paid in settlement of claims, attorneys' fees, consultants' fees and experts' fees) which arise after the execution date of this Lease or during the Term of this Lease or after the Term of this Lease as a result of such contamination. This obligation of Lessee to indemnify, defend and hold Lessor harmless shall survive and extend beyond the expiration or earlier termination of this Lease.

Section 34.16       Nondiscrimination. The Lessee herein covenants by and for himself, his heirs, executors, administrators and assigns, and all persons claiming under or through him, that this Lease is made and accepted upon and subject to the following conditions. That there shall be no discrimination against or segregation of any person or group of persons on account of sex, marital status, race, color, religion, creed, national origin or ancestry, in the leasing, subleasing, transferring, use or enjoyment of the Premises, nor shall the Lessee himself, or any person claiming under or through him establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy, of tenants, lessees, sublessees, subtenants or vendees in the Premises.

Section 34.17       No Offer. The preparation of this Lease and/or the submission of this Lease to Lessee shall not be deemed an offer to lease the Premises or any other premises to Lessee. This Lease shall only become binding upon Lessor and Lessee when it is fully executed and a fully executed original Lease is delivered by Lessor to Lessee.

Section 34.18      Joint and Several Obligations of Lessee. If more than one individual or entity comprises Lessee, the obligations imposed on each individual or entity that comprises Lessee under this Lease shall be joint and several.

Section 34.19      Jurisdiction And Enforcement. The parties hereto agree that this Lease Agreement is made and entered into in the County of Los Angeles, State of California, and that all legal actions relating to this Lease Agreement shall be filed and entertained in the Courts in and for the County of Los Angeles, State of California.

Section 34.20       Laws. Lessee shall, at Lessee's sole cost and expense, strictly comply with all applicable federal, state and local governmental statutes, ordinances, codes, rules, regulations, controls and guidelines (collectively, "Laws").

Section 34.21      Compliance with Safety Regulations. Lessee shall comply, and Lessee shall cause Lessee's Employees to comply, with all safety, fire protection, and evacuation procedures and regulations established by Lessor or by any government agency.

Section 34.22      Electromagnetic Fields. Lessor and Lessee hereby recognize and understand that the National Institute of Environmental Health Sciences ("NIEHS") and the Department of Energy ("DOE") have conducted research to understand the potential for health risks from exposure to extremely low frequency electric and magnetic fields ("ELF-EMF"), and that said research has lead the NIEHS and DOE to conclude: "Any scientific evidence to suggest that ELF-EMF exposure may pose health risk is weak (emphasis added)." Because ongoing public concern over safety due to ELF-EMF exposure has prompted more research in this area, which research may subsequently conclude that adverse health effects may result from ELF-EMF exposure, Lessee hereby agrees that it shall not be entitled to claim any breach of warranty of quiet enjoyment, or any and all other damages, claims or losses based upon claims of injury or otherwise due to ELF-EMF exposure, it being deemed a material covenant on the part of Lessee, upon which Lessor relies in entering into this Lease, that Lessee hereby assumes the risk of any damage or injury to Lessee and to Lessee's Employees flowing from ELF-EMF exposure.

Section 34.23      Ban on Smoking. Lessee understands that Lessor's ventilation system in the Building connects to more than one premises and/or to the Building's common areas, and that the City of El Segundo bans tenants from smoking within their own premises whenever a landlord's ventilation system connects to more than one premises or to the Building's commons areas. Therefore, to prevent second-hand smoke from traveling through the Building's ventilation system and adversely affecting non-smoking tenants in other premises or common areas, Lessee agrees that (1) it will not permit any of Lessee's Employees to smoke in the Premises or anywhere within the Building, and (2) it will implement reasonable measures to direct Lessee's Employees to smoke outside the Building.

Section 34.24      Restrictive Covenant. During the Lease Term and during all extensions thereof Lessee shall not use, nor shall Lessee permit its successors, assigns, officers, directors, shareholders, parent, affiliated and subsidiary corporations, or affiliated parties to use the Premises as a store, business, trade or profession (whether separately or as part of another entity) as a "salon" that engages in the sale, dispensing or providing, retail, or wholesale, of salon products and/or services, including, without limitation, facials, skin care treatments or products, massage, manicures, pedicures and hair styling. Lessee understands that by this reference Murad Salon, and Murad Salon's successors and assigns, shall be deemed third party beneficiaries of said restrictive covenant.

Section 34.25      Financial Information Disclosure. If reasonably required by Lessor, at any time and from time to time upon not less than thirty (30) days prior written request, Lessee shall deliver to Lessor (a) a

20	Lessee’s initials: _____
Reviewed:
Lessor’s initials:_____

current, accurate, complete, and detailed financial statement on Lessee to include a balance sheet, profit and loss statement, cash flow summary, and all accounting footnotes, prepared in accordance with generally accepted accounting principles consistently applied and certified by the Chief Financial Officer of Lessee to be a fair and true presentation of Lessee's current financial position; (b) if reasonably required by Lessor, a current, accurate, complete, and detailed financial statement on Lessee audited by an independent Certified Public Accountant; (c) current bank references for Lessee; and (d) if available, a current Dun & Bradstreet Report about Lessee. Lessee agrees that its failure to strictly comply with this Section shall constitute an Event of Default by Lessee under the Lease.

Section 34.26      Interior Signage. Lessor will provide Lessee, if so requested by Lessee, and at Lessee's cost (using building standard materials and design) the following interior signage: (a) one (1) tenant suite sign located at the entrance to Lessee's Premises; and (b) one (1) directory strip sign located in the Building lobby. Both signs will be provided for the display of the name and location of the Lessee of the Building shown in Section 1.1(b), and Lessor reserves the right to exclude any other names therefrom.

Section 34.27      Rights Reserved by Lessor. Provided that the exercise of such rights does not unreasonably interfere with Lessee's occupancy of the premises, Lessor shall have the following rights:

(a)         Building and Property Operations. To decorate and to make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Building and Property, or any part thereof; to enter upon the Premises (after giving Lessee reasonable written notice thereof, except in cases of real or apparent emergency, in which case no notice shall be required) and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Building and Property; to interrupt or temporarily suspend Building services and facilities; to change the name of the Building and/or Property; and to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms, or other public parts of the Building and/or Property;

(b)         Security. To take such reasonable measures as Lessor deems advisable for the security of the Building, the Property and its occupants, such as, but not limited to, evacuating the Building for cause, suspected cause, or for drill purposes; temporarily denying access to the Building; and closing the Building after normal business hours and on Sundays and holidays, subject, however, to Lessee's right to enter when the Building is closed after normal business hours under such reasonable regulations as Lessor may prescribe from time to time;

(c)         Prospective Purchasers and Lenders. Upon twenty-four (24) hours prior written notice, to enter the Premises at all reasonable hours to show the Premises to prospective purchasers or lenders; and

(d)         Prospective Lessees. At any time during the last three (3) months of the Term (or earlier if Lessee has notified Lessor in writing that it does not desire to renew the Term) or at any time following the occurrence of an Event of Default, to enter the Premises at all reasonable hours to show the Premises to prospective tenants upon twenty-four (24) hours prior written notice.

Section 34.28      Modifications to Building. Lessor may elect to make certain modifications and improvements to the Building that may cause the building load factor and the rentable area of the Premises to change. Should this occur, then Lessee understands that upon substantial completion of said modifications / improvements, the rentable square footage for the Premises may increase / decrease, and Base Rent will increase / decrease by the proportion the revised rentable square feet bear to the rentable square feet shown on Section 1.1(d) above.

Section 34.29       Amenity License. Lessee is hereby granted a revocable license for access to and for use of the kitchen and conference room located on the same floor and in proximity to the Premises on a nonexclusive basis with the other tenants of the same floor for their intended and common use. Lessee shall be entitled to use the conference room on a first-come-first-serve based reservation system establishing tenant priority. Lessee is also granted a revocable license for access to the exercise gym (and for use of the exercise equipment and shower facilities situated therein) located on the first floor of the Building on a nonexclusive basis with the other tenants of the Building.

Section 34.30      Right to Expand. The parties agree that in the event Lessee should require, during the Lease term, expansion space equal to at least fifty percent (50%) more rentable square feet than the space subject to this Lease (“Expansion Space”), and provided further that Lessor shall have such Expansion Space available for lease within Continental Park, and such space shall be mutually agreed to by the parties hereto as suitable expansion space for Lessee, then the parties agree that Lessee may, upon six (6) months prior written notice to Lessor, terminate the present Lease, without penalty, and relocate to such Expansion Space (a) for a minimum term of five (5) years, and (b) paying Lessor rental and parking rates at the then prevailing market rate for said space in Continental Park. Lessee shall also be required to bring the Premises to market ready condition (e.g., paint the walls, clean the carpet, etc.) within five (5) days following the date Lessee vacates the Premises.

21	Lessee’s initials: _____
Reviewed:
Lessor’s initials:_____

IN WITNESS WHEREOF, the parties acknowledge that each has carefully read each and every provision of this agreement and that each has fully entered into this agreement as of the date first appearing above of its own free will and volition.

"LESSOR"	"LESSEE"

The Plaza CP LLC	iDCentrix
a California limited liability company	a Delaware limited liability company

By:	The Plaza CP Corporation
a Delaware corporation
its Managing member

By:	/s/ Richard C. Lundquist	By:	/s/ Francine Dubois
	Richard C. Lundquist President	Print Name	Francine Dubois
		Title:	President & CEO

By:	/s/ Leonard E. Blakesley, Jr.	By:
	Leonard E. Blakesley, Jr. Secretary	Print Name
Title:

22	Lessee’s initials: _____
Reviewed:
Lessor’s initials:_____

LIST OF EXHIBITS

A-1	Legal Description
A-2	Continental Park
B	Premises
C	Building Standard Services and Utilities
D	Rules & Regulations
E	Parking Facilities
F	Notice of Commencement Date

23

Lessee’s initials: ______

Reviewed:

Lessor’s initials: ______

LEGAL DESCRIPTION OF LAND

PARCEL 1:

THE SURFACE AND THAT PORTION OF THE SUBSURFACE WHICH LIES ABOVE A PLANE 450 FEET BELOW THE MEAN LOW WATER LEVEL OF THE PACIFIC OCEAN (AS SAID MEAN LOW WATER LEVEL IS ESTABLISHED BY U. S. COAST AND GEODETIC SURVEY BENCH ALONG THE SHORELINE) OF THE FOLLOWING DESCRIBED PROPERTY, SITUATED IN THE CITY OF EL SEGUNDO, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, TO WIT:

PARCEL 4, IN THE CITY OF EL SEGUNDO, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS SHOWN ON PARCEL MAP NO. 12659, FILED IN BOOK 124 PAGE 52 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPT THEREFROM ALL OIL, GAS ASPHALTUM AND OTHER HYDROCARBONS AND OTHER MINERALS, WHETHER SIMILAR TO THOSE HEREIN SPECIFIED OR NOT, WITHIN OR THAT MAY BE PRODUCED FROM SAID LAND, PROVIDED, HOWEVER, THAT THE SURFACE OF SAID LAND SHALL NEVER BE USED FOR EXPLORATION, DEVELOPMENT, EXTRACTION, REMOVAL OR STORAGE OF SAID OIL, GAS, ASPHALTUM AND OTHER HYDROCARBONS AND OTHER MINERALS, AND FURTHER PROVIDED NO INSTALLATION CONSTRUCTED THEREON SHALL BE DISTURBED IN ANY MANNER IN EXTRACTING SAID RESERVED MINERALS, AS RESERVED IN DEED FROM STANDARD OIL COMPANY OF CALIFORNIA, RECORDED DECEMBER 20, 1960, AS INSTRUMENT NO. 1622, IN BOOK D-1069 PAGE 595, OFFICIAL RECORDS.

PARCEL 2:

A NON-EXCLUSIVE RIGHT FOR VEHICULAR AND PEDESTRIAN USE TO AND FROM THE SOUTHERLY 12.50 FEET OF PARCELS 2 AND 3 OF SAID PARCEL MAP NO. 12659, FILED IN BOOK 124 PAGE 52 OF PARCEL MAPS, AS DISCLOSED IN THAT CERTAIN INSTRUMENT BY AND BETWEEN CONTINENTAL DEVELOPMENT CORPORATION, TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, STATE OF CALIFORNIA PUBLIC EMPLOYEES RETIREMENT SYSTEMS AND UNION BANK, RECORDED MARCH 29, 1985, AS INSTRUMENT NO. 85-342807, OFFICIAL RECORDS.

[more commonly known as:	2101 / 2121 / 2141

Rosecrans Avenue

El Segundo, California ]

Lessee’s initials: ______

EXHIBIT "A-1"

Reviewed:

Lessor’s initials: ______

CONTINENTAL PARK

AVIATION BOULEVARD
3601 AVIATION BLVD.
CONTINENTAL PARK TERRACE
2361 ROSECRANS AVE.
PARKING STRUCTURE
ROSECRANS AVENUE
810 DOUGLAS ST.
2321 ROSECRANS AVE.
2301 ROSECRANS AVE
1700 ROSECRANS AVE.
750 DOUGLAS ST.
METRO GREEN LINE DOUGLAS ST.
DOUGLAS STREET
2231 ROSECRANS AVE.
831 DOUGLAS ST.
2221 ROSECRANS AVE.
2221 PARK PLACE
2750 PARK PLACE
2201 PARK PLACE
2201 ROSECRANS AVE
2175 PARK PLACE
PARK PLACE
500 APOLLO ST
540 APOLLO ST.
560 APOLLO ST.
APOLLO STREET
MARKET PLACE
PARKING STRUCTURE 2145 PARK PLACE
2120 PARK PLACE
841 APOLLO ST.
PARKING STRUCTURE 870 NASH ST.
THE PLAZA AT CONTINENTAL PARK
2141
2121 ROSECRANS AVE.
2101
1500
2121 PARK PLACE
830 NASH ST.
NASH STREET
PARKWAY
831 NASH ST.
PARKING STRUCT.
2041 ROSECRANS AVE
PARKVIEW

CONTINENTAL PARK

A Continental Development Corporation Project
2041 Rosecrans Avenue, El Segundo, California 90245
310/640-1520 - Fax: 310/414-8279
www.continentaldevelopment.com

Lessee’s initials: ______

EXHIBIT "A-2"

Reviewed:

Lessor’s initials: ______

PREMISES

WEST TOWER
2101 ROSECRANS AVE.
SOUTH TOWER
2121 ROSECRANS AVE.
EAST TOWER
2141 ROSECRANS AVE.
SUITE 4245
2,584 RSF
SUITE 4260
2,754 RSF
SUITE 4270
2,958 RSF
SUITE 4250
934 RSF
SUITE 4255
8,243 RSF
SUITE 4275
3,664 RSF
SUITE 4285
2,212 RSF
SUITE 4280
2,106 RSF
SUITE 4295
3,173 RSF
SUITE 4300
1,155 RSF
SUITE 4310
781 RSF
SUITE 4320
781 RSF
SUITE 4305
2,675 RSF
SUITE 4330
2,117 RSF
SUITE 4340
1,512 RSF
SUITE 4315
5,027 RSF
SUITE 4355
1,296 RSF
SUITE 4345
2,087 RSF
SUITE 4325
1,608 RSF
SUITE 4335
1,480 RSF
SUITE 4100
31,649 RSF
CONF.
BREAK

Lessee’s initials: ______

EXHIBIT "B"

Reviewed:

Lessor’s initials: ______

BUILDING STANDARD SERVICES AND UTILITIES

The furnishing of building services and utilities to Lessee shall be accomplished in accordance with and subject to the terms and conditions set forth in this Exhibit "C" and elsewhere in this Lease. Lessor reserves the right to adopt from time to time such reasonable modifications and additions hereto as Lessor may deem appropriate.

1.         Subject to the full performance by Lessee of all of Lessee's obligations under this Lease, Lessor shall, during Normal Hours as set forth in Section 1.1 of this Lease ("Normal Hours"), provide the standard building services and utilities set forth in this Paragraph 1. Lessor shall:

(a)	Provide automatic elevator facilities during Normal Hours.

(b)        Provide to the Premises, during Normal Hours, heating, ventilating and air conditioning ("HVAC") when in the judgment of Lessor, it may be required for the comfortable occupancy of the Premises for general office purposes (subject, however, to any governmental act, proclamation or regulation). Lessor shall not be responsible for any room temperatures if Lessee's lighting and receptacle loads exceed those listed in Paragraph 1(c) of this Exhibit, or if the Premises are used for other than general office purposes.

(c)        Provide to the Premises, during Normal Hours, electric current for routine lighting and the operation of general office machines such as typewriters, dictating equipment, desk model adding machines, photocopy machines and desk top computers incidental to the conduct of normal general office business, which use 110/220-volt electric power, not to exceed the reasonable capacity of Building Standard office lighting and receptacles, and not in excess of limits imposed by any governmental authority. Specifically, the requirement shall not exceed an average of 3 watts per usable square foot of the Premises. Lessee agrees, should its electrical installation or electrical consumption be in excess of the aforesaid use or extend beyond Normal Hours, to reimburse Lessor for the excess utilities as provided in Article 11 of this Lease.

(d)        Provide at all times reasonably necessary of water for restrooms and other facilities, if any, furnished by Lessor in amounts in proportion to the size of the Premises relative to the Building.

(e)        Provide janitorial services to the Premises each evening, Monday through Friday (except state and/or Federal holidays), provided the Premises are used exclusively in accordance with Section 1.1 and Article 6 of this Lease, and are kept reasonably in order by Lessee. Lessee shall pay to Lessor the cost of removal of any of Lessee's refuse and rubbish, to the extent that the same exceeds the refuse and rubbish usually attendant upon the use of the Premises for general office purposes. Lessor shall not be responsible or liable for any act or omission or commission on the part of the persons employed to perform said janitorial services, and said janitorial services shall be performed at Lessor's direction without interference by Lessee or Lessee's Employees.

2.         Lessor shall only have the obligation to replace Building Standard fluorescent light bulbs, tubes and ballasts in the Premises throughout the Term. Only fluorescent and low voltage halogen lighting shall be permitted in the Premises. The Lessor may, at Lessor's sole discretion, adopt a system of periodic relamping and reballasting the Building Standard fluorescent fixtures on a group basis in accordance with good practice, but shall have no obligation to replace, repair, maintain, service or otherwise perform any work on any light fixtures in the Premises other than Lessor's Building Standard fluorescent fixtures. Lessee shall be solely responsible for the replacement, repair, maintenance and service, including all costs thereof relating to any lighting fixtures in the Premises which are not the Building Standard fluorescent fixtures.

3.         No electrical equipment, air conditioning or heating units, or plumbing additions shall be installed, nor shall any changes to the Building's HVAC, electrical or plumbing systems be made without the prior written consent of Lessor, which consent shall be subject to Lessor's sole and absolute discretion. In the event any changes or additions are requested and provided, then Lessee understands and agrees to maintain and/or repair the equipment and/or additions installed. Lessor reserves the right to designate and/or approve the contractor to be used by Lessee. Any permitted installations shall be made under Lessor's supervision. Lessee shall pay any additional cost on account of any increased support to the floor load or additional equipment required for such installation.

4.         Lessor shall not provide in the Premises, reception outlets or television or radio antennas for television or radio broadcast or reception, and Lessee shall not install any such equipment without the prior written consent of Lessor, which consent can be withheld in Lessor's sole and absolute discretion.

5.         Lessee shall not, without the prior written consent of Lessor, use any apparatus, machine or device in the Premises, which will in any way increase the amount of electricity or water usually furnished or supplied for use of the Premises as general office space, nor connect with electric current, except through existing outlets in the Premises, any apparatus or device for the purpose of using electric current in excess of that usually furnished or supplied for use of the Premises as general office space.

Lessee’s initials: ______

EXHIBIT "C"

Reviewed:

Lessor’s initials: ______

6.         Lessee shall separately arrange with the applicable local public authorities, utility companies and telephone companies, as the case may be, for the furnishing of, and payment of, all telephone services as may be required by Lessee in the use of the Premises; provided, however, that Lessee shall neither bear the cost of nor be responsible for installation of the telephone wiring stubbed to the telephone room. Lessee shall directly pay for such telephone services, including the establishment and connection thereof, at the rates charged for such services by said authority, telephone company or utility, and the failure of Lessee to obtain or to continue to receive such services for any reason whatsoever shall not relieve Lessee of any of its obligations under this Lease nor constitute a breach of this Lease by Lessor.

7.         Lessee agrees to cooperate fully at all times with Lessor to assure, and to abide by all regulations and requirements which Lessor may prescribe for the proper functioning and protection of the Building's HVAC, electrical, security (if any) and plumbing systems. Lessee shall comply with all Laws now in force or which may later be enacted or promulgated in connection with building services furnished to the Premises, including, without limitation, any governmental rule or regulation relating to the heating and cooling of the Building.

8.         Lessor shall provide to the Lessee at the time of Lessee's move-in one (1) set of keys per 1,000 usable square feet of the Premises with a minimum of two (2) sets of keys to the Lessee's suite regardless of the size of the suite. A set of keys shall consist of one key for the entrance door to the suite and one key or card key (key), as appropriate, for the entrance door to the Building. The costs of such keys shall be part of the Tenant Improvement Allowance, if there is one. All keys and locksmith charges for any other work (extra keys, interior suite door keys, or rekeying any lock in the suite after the move-in) shall be charged to the Lessee as an additional service.

Lessee’s initials: ______

EXHIBIT "C"

Reviewed:

Lessor’s initials: ______

RULES AND REGULATIONS

1.         The sidewalks, entrances, exits, passages, parking areas, courts, elevators, vestibules, stairways corridors, terraces, lobbies or halls shall not be obstructed or used for any purpose other than ingress and egress. The halls, passages, entrances, exits, elevators and stairways are not for the use of the general public, and Lessor shall retain the right to control and prevent access thereto of all persons whose presence, in the judgment of Lessor, is deemed to be prejudicial to the safety, character, reputation and interests of the Building and its tenants. No tenant shall go up on the roof of the Building.

2.         No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window of the Premises other than Lessor's standard window covering; without Lessor's prior written consent. No electric ceiling fixtures, other than those installed by Lessor are permitted. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the prior written consent of Lessor.

3.         No sign, picture, placard, advertisement notice, lettering, direction or handbill shall be exhibited, distributed, painted, installed, displayed, inscribed, placed or affixed by any tenant on any part of the exterior of the Premises, the Building, the Property, or Continental Park, or the interior of the Premises which is visible from the exterior of the Premises, without the prior written consent of Lessor. In the event of the violation of the foregoing by any tenant, Lessor may remove same without any liability, and may charge the expense incurred in such removal to the tenant violating this rule. Interior signs on doors shall be inscribed, painted or affixed for each tenant by the Lessor at such tenant's expense, and shall be of a size, color and style acceptable to the Lessor. Nothing may be placed on the exterior of corridor walls or corridor doors other than Lessor's building standard sign on the corridor door, applied and installed by Lessor.

4.         Lessee shall not, and Lessee shall not permit Lessee's Employees to, drill into, or in any way deface any part of the Premises, Building, or Property. No boring, cutting or stringing of wires or any floor coverings shall be permitted, except with the prior written consent of the Lessor.

5.         No bicycles, vehicles, birds or animals (except guide dogs) of any kind shall be brought into or kept in or about the Premises or the Building, and no birds or animals (except guide dogs) shall be brought into or kept in or about the Building. No cooking shall be done or permitted by Lessee on the Premises, except that the preparation of coffee, tea, hot chocolate and similar items for Lessee shall be permitted, and Lessee shall also be permitted to heat foods in a microwave oven for use by Lessee or its employees; provided, however, that the power required shall not exceed that amount which can be provided by a 30-amp circuit. No Lessee shall cause or permit any food, unusual or objectionable odors or smells to be produced or to permeate the Premises or common areas of the Building.

6.         The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the use of the Premises for general office purposes. No Lessee shall occupy or permit any portion of the Premises to be occupied as an office for any persons other than those persons employed by Lessee and conducting the business of Lessee for which this Premises was originally rented without the prior written consent of Lessor. No Lessee shall sell or permit retail sales of any goods or merchandise in or on its Premises. No Lessee shall engage or pay any employees on its Premises except those actually working for such Lessee on its Premises, nor shall any Lessee, without Lessor's prior written consent, use the Premises address in any advertisements for laborers working at a location other than the Premises. No Premises shall be used for lodging or sleeping or for any immoral or illegal purposes.

7.         No Lessee shall make, or permit to be made, any noises which disturb other occupants of the Building, or Continental Park, whether by the use of any musical instrument, radio, television, phonograph, screening room, loud, unusual or disruptive noise, or in any other way. No Lessee shall use, keep or permit to be used any foul or noxious gas or substance in, on or about the Premises.

8.         Lessee shall not at any time bring or keep, and Lessee shall not permit Lessee's Employees to at any time bring or keep, within the Premises or the Building, any flammable, combustible or explosive fluid, chemical substance or material. Electric spaceheaters shall not be used at any time by Lessee or Lessee's Employees.

9.         No new or additional locks or bolts of any kind shall be placed upon any of the doors by Lessee, nor shall any changes be made in existing locks or the mechanism thereof without the prior written consent of Lessor. If Lessor consents in writing to such a lock change, Lessee must furnish Lessor with a key. Lessee must, upon the termination of its tenancy, give, return and restore to Lessor all keys of stores, offices, vaults and toilet rooms, either furnished to, or otherwise procured by Lessee, and in the event at any time of any loss of keys so furnished, Lessee shall pay to Lessor the cost of replacing the same or of changing the lock or locks opened any such lost key if Lessor shall deem it necessary to make such changes.

10.        Furniture, freight, packages, equipment, safes, bulky matter or supplies of any description shall be moved in or out of the Building, only after Lessor has been furnished with prior notice and approved thereof in writing and only during such hours and in such manner as may be prescribed by the Lessor from time to time. The scheduling

Lessee’s initials: ______

EXHIBIT "D"

Reviewed:

Lessor’s initials: ______

and manner of all Lessee move-ins and move-outs shall be subject to the discretion and approval of Lessor, and said move-ins and move-outs shall only take place after 7:00 p.m. on weekdays, on weekends, or at such other times as Lessor may designate. Lessor shall have the right to approve or disapprove the movers or moving company employed by Lessee, and Lessee shall cause said movers to use only the loading facilities and elevators designated by Lessor. In the event Lessee's movers damage the elevator or any other part of the Property, Lessee shall immediately pay to Lessor the amount required to repair said damage. The moving of safes or other fixtures or bulky or heavy matter of any kind must be done under the Lessor's supervision, and the person employed by any Lessee for such work must be acceptable to Lessor, but such persons shall not be deemed to be agents or servants of the Lessor, and Lessee shall be responsible for all acts of such persons. The Lessor reserves the right to inspect all safes, freight or other bulky or heavy articles to be brought into the Building and to exclude from the Building all safes, freight or other bulky or heavy articles which violate any of these Rules or this Lease of which these Rules are a part. The Lessor reserves the right to determine the location and position of all safes, freight, furniture or bulky or heavy matter brought onto the Premises, and Lessor shall have the right to require that same be placed upon supports approved in writing by Lessor to distribute the weight.

11.        No furniture shall be placed in front of the Building, or in any lobby or corridor or balcony, without the prior written consent of Lessor. Lessor shall have the right to remove all non-permitted furniture, without notice to Lessee, and at the expense of Lessee.

12.       Lessor reserves the right to disapprove any vendor, including but not limited to, those which provide the following services or products: water, ice, towel, janitorial, maintenance, delivery, courier, private postal, or other like services. No Lessee shall obtain or purchase food or beverages on the Property from any vendor or supplier except at hours and under regulations established by Lessor.

13.        Lessor shall have the right to prohibit any advertising by any Lessee which, in Lessor's opinion, tends to impair the reputation of the Building or its desirability as an office building and, upon written notice from Lessor, Lessee shall immediately refrain from or discontinue such advertising.

14.        Lessor reserves the right to exclude from the Building between the hours of 6:30 p.m. and 7:30 a.m., Monday through Friday, and at all hours on Saturday, Sunday, and state and/or Federal holidays, all persons who are not authorized by Lessee. Such authorization shall be in accordance with procedures established by Lessor in its sole and absolute discretion. Each Lessee shall be responsible for all persons whom it causes to be present in the Building and shall be liable to Lessor for all acts of such persons. In the case of invasion, riot, public excitement, Act of God, or other circumstance rendering such action advisable in Lessor's opinion, Lessor reserves the right to prevent access of all persons, including Lessee, to the Building during the continuance of the same by such actions as Lessor may deem appropriate, including the closing and locking of doors.

15.        All of Lessee's Employees, while in the Building and outside of the Premises, shall be subject to and under the control and direction of Lessor (but shall not be deemed to be an agent or servant of Lessor), and Lessee shall be responsible for all acts of such Lessee's Employees.

16.        All doors opening onto public corridors shall be kept closed, except when in use for ingress and egress. All doors leading to equipment and utility rooms shall be kept closed.

17.        Canvassing, soliciting and peddling in the Building are prohibited and each Lessee shall cooperate to prevent the same.

18.        All office equipment of any electrical nature (other than that office equipment which is typically used in normal office uses and which does not cause excessive vibration noise or annoyance) shall be placed by Lessee in the Premises in settings and locations approved in writing by Lessor, to absorb or prevent any vibration, noise or annoyance.

19.        No air conditioning unit or other similar apparatus shall be installed or used by Lessee without the prior written consent of Lessor.

20.        Lessee shall faithfully observe and comply with the terms of any and all covenants, conditions and restrictions recorded against the Property.

21.        Restrooms and other water fixtures shall not be used for any purpose other than that which the same are intended, and any damage resulting to the same from misuse on the part of Lessee shall be paid for by Lessee. Each Lessee shall be responsible for causing all water faucets, water apparatus and utilities to be shut off before such Lessee leaves the Premises each day, and Lessee shall be liable for any waste or damage sustained by other tenants or occupants of the Building or Lessor as a result of Lessee's failure to perform said duty.

22.        The terms used in this Exhibit shall have the same meanings as defined in the respective Lease for each Lessee, unless a contrary meaning is expressly set forth herein. For all purposes of this Exhibit, (i) the term "Lessee" shall be defined as the respective tenant under each Lease to which this Exhibit is attached and to all other tenants of the Project and shall include and encompass each of those tenants' employees, agents, contractors, licensees

Lessee’s initials: ______

EXHIBIT "D"

Reviewed:

Lessor’s initials: ______

and invitees, and (ii) the term "Premises" shall be defined as the respective Premises leased under each Lease to which this Exhibit is attached and to the Premises of all other tenants of the Building.

23.       No distress sale, fire sale, bankruptcy sale, liquidation, relocation sale, closing sale, going-out-of business sale, auction, sheriff's sale, receiver's sale, or any other sale that, in Lessor's opinion, adversely affects the reputation of the Building or suggests that the business operations are to be discontinued in the Premises shall be advertised or conducted in or about the Premises.

24.       Lessee shall not place any grease or cooking oil into any trash compactor, normal garbage containers, floor drains, sink drains or toilets.

Lessee’s initials: ______

EXHIBIT "D"

Reviewed:

Lessor’s initials: ______

PARKING FACILITIES

So long as the Lease pertaining to the Premises remains in effect, and Lessee is not in default thereunder, Lessee shall, during the term of the Lease, (a) grant Lessee monthly parking privileges for Lessee, for Lessee's employees, and for any additional persons agreed to by Lessor, for that number of automobiles in the aggregate set forth in Section 1.1 [Monthly Parking Permit Charges] at the monthly rates or charges from time to time established by Lessor in its sole discretion, and (b) park said automobiles in the Parking Facilities. Lessor may, in its sole discretion, modify said rates or charges from time to time during the term of the Lease. In each case, Lessee shall enter into parking licenses or lease agreements or other arrangements then in use by Lessor (or Lessor's operator) with respect to such monthly parking. Lessor may, from time to time during the term of the Lease, relocate any or all of Lessee's reserved parking spaces from one location to another within the Parking Facilities as Lessor may elect in its sole discretion. Lessee understands that as a condition to its obtaining the parking privileges provided by the Lease, Lessee shall not charge any other person or company for parking.

A condition of any parking shall be compliance by all parkers with parking rules and regulations and all modifications and additions thereto from time to time established by Lessor (or Lessor's operator) in their sole discretion, including any sticker or other identification system established by Lessor (or Lessor's operator). Lessor (and Lessor's operator) shall not be responsible to Lessee for the non-performance of any of said rules and regulations by any other parker. The rules and regulations for the Parking Facilities are as follows:

RULES AND REGULATIONS

1.         Parking hours are currently established from 7:30 a.m. to 6:30 p.m., Monday through Friday. Lessee shall have parking privileges during any other times or on Saturdays, Sundays, or state and/or Federal holidays, but Lessor shall not have the obligation to enforce reserved permits or the number of permits allocated to Lessee hereunder. Lessor retains the right to change these hours or the manner of operation of the Parking Facility in the exercise of its reasonable discretion. Overnight parking is at the vehicle owner's risk. Lessee must provide Lessor with written notification of any of its vehicles parked in the space for more than twenty-four (24) continuous hours. Lessee shall provide Lessor with the make, model, color, license plate number, parking permit number, and shall indicate the date the vehicle will be parked overnight in the parking facilities. Long-term vehicle storage is prohibited. No vehicle may be parked in any stall for more than forty-eight (48) continuous hours.

2.	Automobiles must be parked entirely within the stall lines on the pavement.

3.	All directional signs and arrows must be observed.

4.	The speed limit shall be 5 miles per hour.

5.	Parking in areas not striped for parking is prohibited.

6.         Parking stickers or any other device or form of identification supplied by Lessor (or its operator) shall remain the property of Lessor (or its operator). Such parking identification device must be displayed as required and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Parking identification devices are not transferable or assignable and any parking identification device in the possession of any unauthorized holder will be void. There will be a deposit of $10.00 required for each parking card and a replacement charge to Lessee or person designated by Lessee of $10.00 for loss of any parking card, which amounts can be adjusted from time to time by Lessor at its discretion.

7.         The monthly rate for parking is payable one (1) month in advance and must be paid on or before the first day of each calendar month during the entire term of the Lease. Failure to do so will automatically cancel all parking privileges and a charge at the prevailing daily rate will be due. No deductions or allowances from the monthly rate will be made for the days a parker does not use the Parking Facilities.

8.         Lessor (and its operator) may refuse to permit any person who violates the within rules to park in the parking area, and any violation of the rules shall subject the automobile to removal from the parking area at the parker's expense. In either of said events, Lessor (or its operator) shall refund a pro rata portion of the current monthly parking rate, and Lessee shall immediately return to Lessor the parking card, sticker and any other form of identification supplied by Lessor (or its operator).

9.         Parking area managers or attendants are not authorized to make or allow any exceptions to these rules and regulations.

10.        Every parker is required to park and lock his/her own automobile. All responsibility for any loss or damage to automobiles or any personal property therein is assumed by the parker.

Lessee’s initials: _____

EXHIBIT "E"

Reviewed:

Lessor’s initials:_____

11.        Loss or theft of parking identification devices from automobiles must be reported to the parking area manager immediately, and a lost or stolen report must be filed by the parker at that time.

12.        The Parking Facilities are for the sole purpose of parking one (1) automobile per permit, unless otherwise permitted or changed by Lessor. Washing, waxing, cleaning or servicing of any vehicle by the parker of his/her agents is prohibited, except by persons expressly authorized in writing to do so, in advance, by Lessor.

13.        Lessor (and its operator) reserves the right to refuse the issuance of monthly stickers or other parking identification devices to any Lessee and/or its employees who refuse to comply with the above Rules and Regulations and all posted and unposted city, state or federal ordinances, laws or agreements.

14.        Any vehicle parked improperly may be towed away. Lessor may place a "boot" on any vehicle improperly parked, and may levy a charge to remove the "boot." Lessee shall indemnify, hold and save harmless Lessor of any liability arising from the towing or booting of any vehicles belonging to Lessee or to Lessee's Employees.

15.	No vehicle shall be parked as a "billboard" vehicle in the Parking Facilities.

16.	Lessee agrees to acquaint all employees with these Rules and Regulations.

Lessee’s initials: _____

EXHIBIT "E"

Reviewed:

Lessor’s initials:_____

NOTICE OF COMMENCEMENT DATE

Date

To:	iDCentrix

Re:

Lease Agreement (“Lease”) dated February 12, 2007, 2007, between The Plaza CP LLC, a California limited liability company, "Lessor," and iDCentrix, a Delaware limited liability company, "Lessee," concerning Suite 4240, located at 2101 Rosecrans Avenue, El Segundo, California.

Gentlemen:

In accordance with the subject lease, we wish to advise and/or confirm as follows:

1.         That the Premises have been accepted herewith by the Lessee as being substantially complete in accordance with the subject Lease, and that there is no deficiency in construction.

2.         That the Lessee has possession of the subject Premises and acknowledges that under the provisions of the subject Lease, the term of said Lease commenced on [OR] shall commence on ________________, for a term of ________________, ending on ________________.

3.	That in accordance with the subject Lease, rental commenced to accrue on _________________.

4.         That if the Commencement Date of the subject Lease is other than the first day of the month, the first billing will contain a pro rata adjustment. Thereafter each monthly installment of Rent shall be for the full amount as provided for in said Lease.

5.         That rent is due and payable in advance on the first day of each and every month during the Term of said Lease. Rent checks should be made payable to The Plaza CP LLC and mailed to either of the following addresses:

Regular Mail:	Overnight Mail:
The Plaza CP LLC	The Plaza CP LLC
P.O. Box 80009	Attention: Lockbox #80009
City of Industry, CA 91716-8009	19935 E. Walnut Drive
North Walnut, CA 91795

"LESSOR"	"LESSEE"

The Plaza CP LLC	iDCentrix
a California limited liability company	a Delaware limited liability company

By :	The Plaza CP Corporation

a Delaware corporation

its Managing member

FORM ONLY – DO NOT SIGN

By:______________________________________

Richard C. Lundquist

President

By:______________________________________

Leonard E. Blakesley, Jr.

Secretary

Lessee’s initials: ______

EXHIBIT "F"

Reviewed:

Lessor’s initials:_____

RIDER NO. ONE

OPTION TO EXTEND TERM

This Rider No. One for OPTION TO EXTEND (“Rider”) is attached and made a part of that certain Lease between The Plaza CP LLC, a California limited liability company (“Lessor”), and iDCentrix, a Delaware limited liability company (“Lessee”), which Lease is dated February 12, 2007 (“Lease”). Lessor and Lessee hereby agree that the following shall be included as part of said Lease:

1.          Grant of Option. Lessee is hereby granted an option (sometimes called the "Renewal Option") to extend the Term of the Lease upon all of the provisions contained in the Lease, except for Base Rental and for this Extended Term Rider, for a period of two (2) years (the "Option Term"). Such option shall be exercised, if at all, by Lessee delivering written notice to Lessor of such exercise of such option ("Option Notice") at least one hundred eighty (180) days, but not more than three hundred sixty-five (365) days before the expiration of the initial term. Reference to the "Term" of the Lease as used in the Lease shall include the Option Term in the event the Renewal Option is exercised in accordance herewith. Lessee shall have no other right to extend the term except as set forth in this section.

2.          Base Rental During Option Term. In the event Lessee exercises its option to extend the Term of the Lease, as permitted herein, then the Base Rental for the Option Term shall be at the then current market value of comparable space within Continental Park, which shall be determined as hereinafter provided. Additionally, and notwithstanding anything contained in the Lease to the contrary, throughout the Option Term Lessee and Lessee's Employees shall pay the charges for parking in the Parking Facilities as are then in effect from time to time. The Base Rental for the Option Term shall be determined as follows:

(a)        Within fifteen (15) days of receipt by Lessor of Lessee's Option Notice, Lessor shall deliver written notice (the "Lessor's Notice") to Lessee advising Lessee of Lessor's opinion of the fair market rental value (the "Value") of the Premises;

(b)        If Lessor's opinion of the Value of the Premises is acceptable to Lessee, then Lessee shall so notify Lessor in writing within fifteen (15) days of receipt by Lessee of Lessor's Notice, and the Lease shall, thereafter, be extended for the Option Term.

(c)         In the event Lessee challenges Lessor's opinion of the Value of the Premises, Lessee shall deliver written notice thereof (the "Lessee's Notice") to Lessor within fifteen (15) days of receipt by Lessee of Lessor's Notice. In such Lessee's Notice, Lessee shall also advise Lessor of Lessee's opinion of the Value of the Premises. If Lessee fails to deliver Lessee's Notice to Lessor containing the required information within such fifteen (15) day time period, then same shall be considered as Lessee's acceptance of Lessor's Opinion of the Value of the Premises. If Lessee timely delivers the Lessee's Notice, and if Lessor and Lessee cannot agree upon the Value of the Premises within fifteen (15) days after Lessor's receipt of Lessee's Notice, then the Value of the Premises shall be determined by appraisal in accordance with this Rider. All costs of such appraisal shall be paid by Lessee.

3.          Determination of Value by Appraiser. Lessor and Lessee shall appoint a mutually acceptable MAI appraiser with at least five (5) years experience in valuing office buildings within the general area of the Premises to also determine whether Lessor's or Lessee's opinion of the Value is more accurate. The decision of the appraiser shall be binding on both of the parties hereto. The Value of the Premises as determined herein shall be the Base Rental for the Premises for the first year of the Option Term, which Base Rental shall be subject to increase each year thereafter, if any, as provided hereinabove. Notwithstanding anything to the contrary contained herein, in no event shall the Base Rent and Operating Expense Adjustment for the first month of the Option Term be less than the Base Rent and Operating Expense Adjustment for the last full calendar month preceding the first month of the Option Term.

4.          Definition of Value of the Premises. The Value of the Premises shall be determined based upon rentals then being charged for other space similarly situated and within Class A buildings located in the El Segundo/Manhattan Beach market of equivalent condition and amenities as the Building and the Project, taking into account the size, location, floor level, the length of the term of the Option Term, the extent of services to be provided, and any other relevant terms and conditions, but, in each instance, disregarding "tenant concessions," if any, then being offered to prospective new tenants in the Building or comparable buildings. The term "tenant concessions" shall include, without limitation, so-called free rent, half rent or other reduced rent, free parking or reduced parking charges, load factor for rentable area of the Premises that is lower than that calculated in accordance with BOMA, etc. All Base Rental payable during the Option Term shall be payable in the same manner and under the same terms and conditions as Base Rental is paid during the Initial Term. In no event shall Lessor be obligated to construct any additional improvements within or about the Premises in connection with Lessee's exercise of such option.

5.          Payment of Base Rental. During the period of time the parties are determining the Value of the Premises, if such period extends beyond the scheduled expiration of the Initial Term, Lessee shall pay Lessor, as Base Rental, the amount which would be payable under Section 22.1 of the Lease if Lessee had held over possession of the Premises with Lessor's consent, but had not exercised the Renewal Option. If the monthly Base Rental for the first year of the Option Term, as determined herein, is different than the amount paid by Lessee as Base Rental during the period of time following the end of the Initial Term of the Lease, then an adjustment shall be made effective as of the commencement of the Option Term, and one party shall pay the other party, within ten (10) days following the determination of the Base Rental for the first year of the Option Term, an amount sufficient to reconcile the amount so paid by Lessee as Base Rental as compared with the actual amount of Base Rental due.

Lessee’s initials: ______

OPTION TO EXTEND TERM

Reviewed:

Lessor’s initials:_____

6.          Option Personal. The option granted to Lessee herein is personal to Lessee and may not be exercised or assigned voluntarily or involuntarily, by or to any person or entity other than the original Lessee. The option herein granted to Lessee is not assignable separate and apart from the Lease. In the event that at the time this Option is exercisable by Lessee, the Lease has been assigned, or a sublease exists as to twenty percent (20%) or more of the Premises, this Option shall automatically terminate and become null and void and Lessee, any assignee, or any sublessee, shall not have the right to exercise the Renewal Option.

7.	Effect Of Default On Option.

(a)        Lessee shall have no right to exercise the Renewal Option, notwithstanding any provision herein to the contrary, (i) during the time commencing from the date Lessor gives to Lessee a notice of default pursuant to Section 17.1 of the Lease and continuing until the default alleged in said notice of default is cured, (ii) during the period of time commencing on the date after a monetary obligation to Lessor is due from Lessee and unpaid (without any necessity for notice thereof to Lessee) and continuing until the obligation is paid, (iii) at any time after an event of default described in Sections 17.1(c) or (d) of the Lease (without any necessity for notice thereof to Lessee), or (iv) in the event that Lessor has given to Lessee three or more notices of default during the twelve (12) month period prior to the time that Lessee exercises such option.

(b)        The period of time within which such option may be exercised shall not be extended or enlarged by reason of Lessee's inability to exercise such option.

(c)        All rights of Lessee under the provisions of such option shall terminate and be of no further force or effect, notwithstanding Lessee's due and timely exercise of such option, if, after such exercise, (i) Lessee fails to pay to Lessor a monetary obligation of Lessee for a period of ten (10) days after such obligation becomes due (without any necessity for notice thereof to Lessee), (ii) Lessee fails to commence to cure a default specified in Section 17.1(b) of the Lease within fifteen (15) days after the date that Lessor gives notice to Lessee of such default and/or Lessee fails thereafter to diligently prosecute said cure to completion within the applicable period, (iii) Lessee commits a default described in Sections 17.1(c) or (d) of the Lease without any necessity of Lessor to give notice thereof to Lessee, or (iv) Lessor gives to Lessee three or more notices of default for the same type of default during the period commencing twelve (12)months prior to the exercise of the Renewal Option and continuing through the date of the commencement of the Option Term, whether or not the defaults are cured.

8.            Option Revoked Through Lease Amendment. In the event the parties should execute an amendment to the lease that would extend or reduce, in any manner whatsoever, the lease term, then the grant to Lessee of this "Option to Extend" shall automatically be revoked and withdrawn, with no further notice to Lessee, unless agreed by the parties to the contrary in the amendment to be executed by the parties (which documents must set forth, in detail, the terms and conditions upon which Lessor grants Lessee rights to extend the lease).

9.          Miscellaneous. Lessor and Lessee shall execute and deliver appropriate documentation to evidence any renewal of the Lease and the terms and conditions of the Lease during the Option Term. All terms used herein shall have the same meanings as used in the Lease. In the event of a conflict between the provisions of the Lease and those of this Rider, the terms of this Rider shall control. Except as hereinabove provided, said Lease shall remain in full force and effect.

Lessee’s initials: ______

OPTION TO EXTEND TERM

Reviewed:

Lessor’s initials:_____